Exhibit 10.4

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE MAXIMUM AMOUNT OF US$15,000,000

BY AND AMONG

TARSIER LTD.
as Borrower,

TARSIER SYSTEMS, LTD.,
as Joint and Several Guarantor,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

Effective as of January 29, 2016

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

This SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated effective as of January 29, 2016 (the “Effective Date”), is executed by and among: (i) TARSIER LTD., a corporation incorporated under the laws of the State of Delaware (the “Borrower”); (ii) TARSIER SYSTEMS LTD., a corporation incorporated under the laws of the State of New York (the “Corporate Guarantor”); (iii) any Person to hereafter become a Subsidiary of the Borrower pursuant to Section 3.21 hereof, and any Person that from time to time may hereafter become liable for the Obligations, or any part thereof, as joint and several guarantors (the “Additional Guarantors”)(the Corporate Guarantor and the Additional Guarantors together, jointly and severally, the “Guarantors,” and together with the Borrower, the “Credit Parties”); and (iv) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”).

WHEREAS, Borrower has requested that Lender extend a senior secured revolving credit facility to Borrower of up to Fifteen Million and No/100 United States Dollars (US$15,000,000.00) for working capital financing for Borrower and for any other purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit available to Borrower of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, as a material inducement for Lender to make loans and extensions of credit to Borrower pursuant to the terms and conditions set forth herein: (i) the Corporate Guarantor has, inter alia, agreed to execute a Guaranty Agreement in favor of Lender, whereby the Corporate Guarantor shall jointly and severally guarantee any and all of the Borrower’s Obligations owed under this Agreement and under any other Loan Documents; (ii) the Borrower and Corporate Guarantor have, inter alia, agreed to execute Security Agreements in favor of Lender, whereby each of the Borrower and Corporate Guarantor shall grant to the Lender a first priority security interest in and lien upon all of its existing and after-acquired tangible and intangible assets, as security for the payment and performance of any and all Obligations owed under this Agreement and under any other Loan Documents; and (iii) the Borrower has agreed to execute a Pledge Agreement in favor of Lender, whereby the Borrower shall pledge to the Lender all of its right, title and interest in and to, and provide a first priority lien and security interest on, all of its issued and outstanding shares and/or membership interests of the Corporate Guarantor, as applicable, as security for the payment and performance of any and all Obligations owed under this Agreement and under any other Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

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1.	DEFINITIONS.

1.1          Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)          “Access Details” shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

(b)          “Account” shall mean, individually, and “Accounts” shall mean, collectively, any and all accounts (as such term is defined in the UCC) of any Credit Party.

(c)          “Advance Calculation Amount” shall mean an amount, expressed in Dollars, determined by Lender from time to time, and calculated as follows: (i) the average monthly Receipts collected into the Lock Box Account for the three (3) calendar months immediately prior to when the calculation is made by Lender, or for the entire life of the Loans, as determined by Lender in its sole discretion (such amount hereinafter called the “AMC Amount”); (ii) then the AMC Amount shall be multiplied by twenty percent (20%) (such resulting amount hereinafter called the “Collected Amount”); and (iii) the Collected Amount shall then be multiplied by eight (8), and the result shall be the Advance Calculation Amount.

(d)          “Advisory Fee” shall have the meaning given to it in Section 2.2(f) hereof.

(e)          “Advisory Fee Shares” shall have the meaning given to it in Section 2.2(f) hereof.

(f)          “Affiliate” (a) of Lender shall mean: (i) any entity which, directly or indirectly, Controls or is Controlled By or is under common Control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of any Credit Party shall mean any entity which, directly or indirectly, Controls or is Controlled By or is under common Control with any Credit Party.

(g)          “Agreement” shall mean this Senior Secured Revolving Credit Facility Agreement by and among the Credit Parties and the Lender.

(h)          “Asset Monitoring Fee” shall have the meaning given to it in Section 2.2(a) hereof.

(i)          “Borrower” shall have the meaning given to such term in the preamble hereof.

(j)          “Borrowing Base Amount” shall mean an amount, expressed in Dollars, equal the lesser of: (i) eighty percent (80%) of the then existing Eligible Accounts; or (ii) the Advance Calculation Amount.

(k)          “Borrowing Base Certificate” shall mean a certificate delivered by Lender to Borrower from time to time in a form acceptable to Lender, pursuant to which the formula and calculation of the Borrowing Base Amount is made by Lender.

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(l)          “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Nevada.

(m)          “BSA” shall have the meaning given to it in Section 14.22 hereof.

(n)          “Capital Expenditures” shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(o)          “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheets of any Credit Party prepared in accordance with GAAP.

(p)          “Change in Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of any Credit Party, which results in any change in the identity of the individuals or entities in Control of such Credit Party as of the Effective Date or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling the Credit Parties, which could result in a change in the identity of the individuals or entities in Control of such Credit Party as of the Effective Date.

(q)          “Collateral” shall mean “Collateral” as defined in the Security Agreements, and if there is more than one Security Agreement, it shall mean, as the context so requires, the “Collateral” for each individual Credit Party, as such term is defined in the Security Agreement for such applicable Credit Party, and all of the “Collateral,” in the aggregate, for all Credit Parties, collectively, under each of the Security Agreements.

(r)          “Common Stock” shall mean the common stock of the Borrower, par value $0.001 per share.

(s)          “Compliance Certificate” shall mean the covenant compliance certificate, the form of which is attached hereto as Exhibit “A”.

(t)          “Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Credit Parties and all such obligations and liabilities of the Credit Parties incurred pursuant to any agreement, undertaking or arrangement by which any Credit Party either: (i) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertakes or agrees (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertakes or agrees otherwise to assure or insure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

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(u)          “Control,” “Controlling,” “Controlled By,” or words of similar import shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(v)          “Conversion Shares” shall have the meaning given to it in Section 2.2(g) hereof.

(w)         “Credit Card Date” shall have the meaning given to it in Section 2.1(e) hereof.

(x)          “Credit Party(ies)” shall have the meaning given to such term in the preamble hereof.

(y)          “Credit Party Leases” shall have the meaning given to it in Section 7.18 hereof.

(z)          “Customer” shall mean any Person who is obligated to any Credit Party for any Receipts.

(aa)         “Default Rate” shall mean a per annum rate of interest equal to the highest non-usurious rate permitted by applicable law, and if there is no such rate under applicable law, then twenty-five percent (25%) per annum.

(bb)         “Dollars” or “$” means lawful currency of the United States of America.

(cc)         “Effective Date” shall have the meaning given to it in the preamble hereof.

(dd)         “Eligible Accounts” means, as applicable for each Credit Party:

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(A)         all sales of the Credit Parties arising from Point-of-Sale Transactions which meet each of the criteria set forth below (any sale that fails to meet the criteria below can still be deemed an Eligible Account, in Lender’s sole discretion):

(i)          are genuine in all respects and have arisen in the Credit Parties’ Ordinary Course of Business from the sale of goods or performance of services by Credit Parties, which delivery of goods has occurred or performance of services have been fully performed;

(ii)         payment for the sale has been made in full by the Customer at the time of the sale, and such sale is not subject to any chargeback, credit, setoff, allowance, adjustment, repurchase or return agreement or obligation of any kind;

(iii)        the Customer on the sale is not a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Credit Party; and

(iv)        the Receipts from the sale are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender and except for Permitted Liens.

(B)         all Accounts of the Credit Parties which meet each of the criteria set forth below (an Account that fails to meet the criteria below can still be deemed an Eligible Account, in Lender’s sole discretion):

(i)          are genuine in all respects and have arisen in the Credit Parties’ Ordinary Course of Business from the sale of goods or performance of services by Credit Parties, which delivery of goods has occurred or performance of services have been fully performed;

(ii)         are evidenced by an invoice delivered to the Customer obligated under such Account, are due and payable within thirty (30) days after the date of the invoice, and are not more than ninety (90) days outstanding past the invoice date;

(iii)        do not arise from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, or are subject to any other repurchase or return agreement;

(iv)        have not arisen in connection with a sale to a Customer obligated under such Account who is not a resident or citizen of, or an entity organized in, and is principally located within, the United States of America;

(v)         are not due from a Customer obligated under such Account which is a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Credit Party;

(vi)        do not arise out of contracts with the United States or any Governmental Authority thereof, unless the a Credit Party has assigned its right to payment of such Account to Lender pursuant to the Federal Assignment of Claims Act of 1940 (or analogous statute), and evidence (satisfactory to Lender) of such assignment has been delivered to Lender;

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(vii)       do not arise in connection with a sale to a Customer obligated under such Account who is located within a state or jurisdiction which requires any Credit Party, as a precondition to commencing or maintaining an action in the courts of that state or jurisdiction, either to: (A) receive a certificate of authority to do business and be in good standing in such state or jurisdiction; or (B) file a notice of business activities or similar report with such state’s or jurisdiction’s taxing authority, unless: (I) the applicable Credit Party has taken one of the actions described in clauses (A) or (B); (II) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the applicable Credit Party at its election; or (III) the applicable Credit Party has proven to the satisfaction of Lender that it is exempt from any such requirements under such state’s or jurisdiction’s laws;

(viii)       do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment to Lender of the Account arising with respect thereto and are not assignable to Lender for any other reason;

(ix)         are the valid, legally enforceable and unconditional obligation of the Customer obligated under such Account, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Customer obligated under such Account, or of any claim by the Customer obligated under such Account denying liability thereunder in whole or in part, and the Customer obligated under such Account has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(x)          are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender and except for Permitted Liens;

(xi)         no Proceedings are pending or threatened against the Customer obligated under such Account which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

(xii)        if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender; and

(xiii)        there is no bankruptcy, insolvency or liquidation Proceeding pending by or against the Customer obligated under such Account, nor has the Customer obligated under such Account gone out of or suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Customer obligated under such Account which would require the Accounts of such Customer to be deemed uncollectible in accordance with GAAP.

A sale or Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements. In addition, any sale or Account that otherwise meets each of the criteria above for an Eligible Account, may nonetheless be deemed not to be an Eligible Account, or may be deemed as an Eligible Account for a discounted value, all in Lender’s sole and absolute discretion.

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If Accounts representing Fifty Percent (50%) or more of the unpaid net amount of all Accounts from any one Customer fail to qualify as Eligible Accounts, including because such Accounts are unpaid more than ninety (90) days after the due date of such Accounts, then all Accounts relating to such Customer shall cease to be Eligible Accounts.  If Accounts owed by a single Customer exceed Fifty Percent (50%) of all Eligible Accounts, then all Accounts relating to such Customer in excess of such amount shall cease to be Eligible Accounts.

(ee)         “Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Credit Parties described from time to time in the consolidated financial statements of the Credit Parties and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Credit Parties or to which is the Credit Parties are a party or may have any liability or by which the Credit Parties are bound.

(ff)         “Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Credit Parties’ business or facilities owned or operated by the Credit Parties, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(gg)         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(hh)         “Estimated Over-advance Payment” shall have the meaning given to it in Section 2.1(d)(i) hereof.

(ii)         “Event of Default” shall mean any of the events or conditions set forth in Section 12 hereof.

(jj)         “Financial Statements” shall have the meaning given to it in Section 7.10 hereof.

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(kk)         “Funded Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination). Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

(ll)         “GAAP” shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(mm)     “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(nn)       “Guarantors” shall have the meaning given to it in the preamble hereof. With respect to any Individual Guarantor, the term “Individual Guarantor” shall also include such individual’s spouse, if any.

(oo)      “Guarantee Agreement(s)” shall mean the guaranty agreements executed by each Guarantor in favor of the Lender, pursuant to which the Guarantors shall each guarantee all of the Obligations of the Borrower, the form of which is attached hereto as Exhibit “B”.

(pp)      “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

(qq)       “Income Projections” shall have the meaning given to it in Section 10.8 hereof.

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(rr)        “Insurance Policies” shall have the meaning given to it in Section 7.23 hereof.

(ss)       “Interest Rate” shall mean a fixed rate of interest equal to Eleven Percent (11.0%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(tt)        “IP Rights” shall have the meaning given to it in Section 7.21 hereof.

(uu)      “Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions to be entered into by and among the Lender, the Borrower and the Borrower’s transfer agent, the form of which is attached hereto as Exhibit “C”.

(vv)       “Lender” shall have the meaning given to it in the preamble hereof.

(ww)     “Lender Indemnitee(s)” shall have the meaning given to it in Section 14.19 hereof.

(xx)        “License Agreements” shall have the meaning given to it in Section 7.21 hereof.

(yy)       “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, security interest or encumbrance of any nature or kind granted by such Person or arising by judicial process or otherwise, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

(zz)        “Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

(aaa)     “Loan Documents” shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof, and any other documents or instruments executed in connection with this Agreement or the Revolving Loans contemplated hereby, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(bbb)    “Lock Box” shall have the meaning given to it in Section 2.1(e) hereof.

(ccc)     “Lock Box Account” shall have the meaning given to it in Section 2.1(e) hereof.

(ddd)    “Lock Box Payments” shall have the meaning given to it in Section 2.1(e) hereof.

(eee)     “Mandatory Principal Repayment Amount” shall have the meaning given to it in Section 2.1(d) hereof.

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(fff)       “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of any Credit Party; (ii) a material impairment of the ability of any Credit Party to perform any of its Obligations under any of the Loan Documents; or (iii) a material adverse effect on: (A) any material portion of the Collateral; (B) the legality, validity, binding effect or enforceability against any Credit Party of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; (D) the rights or remedies of Lender under any Loan Document; or (E) the Lender’s ability to sell, without limitation or restriction, if applicable, any Advisory Fee Shares hereunder or any shares issued to the Lender upon a conversion pursuant to the Revolving Note. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its sole and absolute discretion.

(ggg)     “Material Contract” shall mean any contract or agreement to which any Credit Party is a party or by which any Credit Party or any of its assets are bound and which: (i) must be disclosed to the SEC, the Principal Trading Market, or any other Governmental Authority pursuant to the Securities Act, the Exchange Act, the rules and regulations of the SEC, or any other laws, rules or regulations of any Governmental Authority or the Principal Trading Market; (ii) involves aggregate payments of Twenty-Five Thousand and No/100 United States Dollars (US$25,000.00) or more to or from any Credit Party; (iii) involves delivery, purchase, licensing or provision, by or to any Credit Party, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Twenty-Five Thousand and No/100 United States Dollars (US$25,000.00) or more or is otherwise material to the conduct of the Credit Party’s business as now conducted and as contemplated to be conducted in the future; (iv) involves a Credit Party Lease; (v) imposes any guaranty, surety or indemnification obligations on any Credit Party; or (vi) prohibits any Credit Party from engaging in any business or competing anywhere in the world.

(hhh)     “Material PPC” shall have the meaning given to it in Section 2.1(e)(i)(3).

(iii)        “Material Shareholder” shall have the meaning given to it in Section 7.31 hereof.

(jjj)        “Net Amount” shall have the meaning given to it in Section 2.1(e) hereof.

(kkk)     “Non-Material PPC” shall have the meaning given to it in Section 2.1(e)(i)(3).

(lll)        “Obligations” shall mean, whether now existing or hereafter arising, created or incurred: (i) all Revolving Loans, advances (whether of principal or otherwise) and other financial accommodations (whether primary, contingent or otherwise) made by Lender to Borrower under any Loan Documents; (ii) all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder); (iii) any and all fees, charges or other amounts due to Lender under this Agreement or the other Loan Documents; (iv) any and all expenses incurred by Lender under, or in connection with, this Agreement or the other Loan Documents; (v) any and all other liabilities and obligations of any of the Credit Parties to Lender under this Agreement and any other Loan Documents; and (vi) the performance by the Credit Parties of all covenants, agreements and obligations of every nature and kind on the part of any of the Credit Parties to be performed under this Agreement and any other Loan Documents.

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(mmm)    “OFAC” shall have the meaning given to it in Section 14.22 hereof

(nnn)      “Ordinary Course of Business” means the Ordinary Course of Business of the Person in question consistent with past custom and practice (including with respect to quantity, quality and frequency).

(ooo)      “Over-advance” shall have the meaning given to it in Section 2.1(d)(i) hereof.

(ppp)      “Payment Date” shall have the meaning given to it in Section 2.1(c) hereof.

(qqq)      “Payment Direction” shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

(rrr)         “Payment Processing Companies” shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

(sss)       “Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate Proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Credit Parties taken as a whole or materially impair the use thereof in the operation of the Credit Parties’ business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements and acceptable to Lender in its sole and absolute discretion, and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof and without expansion of such Liens upon any other property); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and No/100 United States Dollars (US$50,000.00) arising in connection with court Proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate Proceedings, and only to the extent such judgments or awards do not otherwise constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Credit Parties; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to the Credit Parties by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts; and (xiii) Liens in favor of Hitachi Capital America Corp. encumbering assets previously owned by Demansys Energy, Inc. and acquired by the Borrower, and represented by UCC-1 Financing Statement filed in the State of Connecticut under filing number 0003013152, and UCC-1 Financing Statement filed in the State of Delaware under filing number 2014 3463700 (collectively, the “Hitachi UCC’s”); provided, however, such Liens under the Hitachi UCC’s shall cease to be Permitted Liens hereunder if an Event of Default shall occur under and in accordance with Section 10.22 below.

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(ttt)       “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

(uuu)    “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(vvv)    “Pledge Agreement(s)” shall mean the pledge agreements executed by the Borrower in favor of the Lender, pursuant to which the Borrower grants a first priority lien and security interest in and to all of the shares or membership interests (as applicable) owned by the Borrower in each of the Borrower’s Subsidiaries to the Lender, the form of which is attached hereto as Exhibit “D”.

(www)  “Point-of-Sale Transactions” means any sale transactions by any Credit Parties whereby the purchase price for the sale transaction is paid in full by the Customer at the time of the sale transaction.

(xxx)      “Portals” shall have the meaning given to it in Section 2.1(e)(i)(3) hereof.

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(yyy)      “Preferred Stock” shall have the meaning given to it in Section 7.4 hereof.

(zzz)        “Prepayment Penalty” shall have the meaning given to it in Section 2.1(d)(ii) hereof.

(aaaa)     “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQX, the OTCQB, the OTC Pink, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

(bbbb)    “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(cccc)     “Public Documents” shall have the meaning given to it in Section 7.11 hereof.

(dddd)    “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests, any specifically including the real property listed on Schedule 7.18.

(eeee)     “Receipts” shall mean all revenues, receipts, receivables, Accounts, collections or any other funds at any time received or receivable by the Credit Parties, or otherwise owing to the Credit Parties, in connection with its sales, business, operations or from any other source.

(ffff)        “Receipts Collection Fee” shall mean a surcharge charged by Lender to the Borrower on a monthly basis, and shall be in an amount calculated by Lender such that, when added together with any monthly interest paid by Borrower hereunder, the aggregate amount of the monthly interest and the monthly Receipts Collection Fee shall not exceed 1.5% of the then outstanding principal balance of all Loans hereunder, per month.

(gggg)    “Reserve Amount” shall mean an amount, expressed in Dollars, equal to twenty percent (20%) of: (i) the then applicable Revolving Loan Commitment; less (ii) any portion of the Withheld Amount not yet disbursed to Borrower. The Reserve Amount, or any portion thereof collected and held by Lender from time to time, whether in the Lock Box Account or otherwise, shall be deemed additional security for all of the Obligations, and until Lender delivers written notice to the Credit Parties that such Reserve Amount has been applied to any of the Obligations then outstanding, such Reserve Amount shall not be considered a repayment of any of the Obligations (principal, interest, or otherwise), or otherwise applied against any portion thereof, and shall be considered part of the outstanding Loans hereunder.

(hhhh)   “Revolving Loan” and “Revolving Loans” shall mean, respectively, each advance, and the aggregate of all such advances, made by Lender to Borrower under and pursuant to this Agreement or any other Loan Documents. Any Net Amount distributed or transferred to Borrower in accordance with this Agreement shall be deemed a Revolving Loan hereunder.

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(iiii)              “Revolving Loan Availability” shall mean at any time, the lesser of: (i) the then applicable Revolving Loan Commitment; or (ii) the Borrowing Base Amount.

(jjjj)              “Revolving Loan Commitment” shall mean, on the Effective Date, Five Million and No/100 United States Dollars (US$5,000,000.00), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean the amount to which Lender agrees to increase the Revolving Loan Commitment, up to Fifteen Million and No/100 United States Dollars (US$15,000,000.00), all as applicable pursuant to Section 2.1(b).

(kkkk)          “Revolving Loan Maturity Date” shall mean the earlier of: (i) six (6) months from the Effective Date; (ii) upon prepayment of the Revolving Note by Borrower (subject to Section 2.1(d)(ii)); or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

(llll)              “Revolving Note” shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by Borrower in favor of Lender, the form of which is attached hereto as Exhibit “E”, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(mmmm)      “Rule 144” shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

(nnnn)         “Rule 144 Certificate” shall have the meaning given to it in Section 10.20 hereof.

(oooo)         “Rule 144 Opinion” shall have the meaning given to it in Section 10.20 hereof.

(pppp)         “Sale Reconciliation” shall have the meaning given to it in Section 2.2(g) hereof.

(qqqq)         “SEC” shall mean the United States Securities and Exchange Commission.

(rrrr)             “Securities Act” shall mean the Securities Act of 1933, as amended.

(ssss)          “Securities Being Sold” shall have the meaning given to it in Section 10.20 hereof.

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(tttt)            “Security Agreement(s)” shall mean the security agreements executed by the Borrower and Corporate Guarantor in favor of Lender, pursuant to which each of the Borrower and Corporate Guarantor grant a first priority lien and security interest in and to all of their respective Collateral as security for the Obligations, the form of which is attached hereto as Exhibit “F-1” and Exhibit “F-2”.

(uuuu)         “Series Preferred Stock” shall mean the Borrower’s Series ____, convertible preferred stock, $0.001 par value per share.

(vvvv)         “Share Reserve” shall have the meaning given to it in Section 10.21 hereof.

(wwww)      “Shell Company” shall have the meaning given to it in Section 10.20 hereof.

(xxxx)          “Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(yyyy)        “Sweep Period” shall have the meaning given to it in Section 2.1(d)(i) hereof.

(zzzz)          “Transfer Agent” shall have the meaning given to it in Section 2.2(g) hereof.

(aaaaa)        “UCC” shall mean the Uniform Commercial Code in effect in Nevada from time to time.

(bbbbb)      “Use of Proceeds Confirmation” shall have the meaning given to it in Section 9.8 hereof.

(ccccc)        “Validity Certificates” shall mean the Validity Certificates executed by certain officers and directors of the Borrower, the form of which is attached hereto as Exhibit “G”.

(ddddd)      “Valuation Date” shall have the meaning given to it in Section 2.2(g) hereof.

(eeeee)        “VWAP” shall have the meaning given to it in Section 2.2(g) hereof.

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1.2           Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s accountants.

1.3           Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4           Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. In addition: (i) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified; (ii) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation;” (iii) an Event of Default shall “continue” or be “continuing” until such Event of Default has been cured in Lender’s sole and absolute discretion, or waived by Lender in accordance with Section 14.3 hereof; (iv) any reference to the Credit Parties shall mean and refer to all the Credit Parties, collectively, and to each Credit Party, individually, and accordingly, each representation, warranty, covenant, obligation or other agreement, term or provision in this Agreement or any other Loan Documents, to the extent applicable to the Credit Parties, shall be deemed to be applicable and effective as to all Credit Parties, collectively, and to each Credit Party, individually, as the context may so require, regardless of the gender, singular, plural, or other tense used in the applicable provision; (v) references in this Agreement to any party shall include such party’s successors and permitted assigns; and (vi) references to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

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2.	REVOLVING LOAN FACILITY.

2.1           Revolving Loan.

(a)          Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, Lender agrees to make Revolving Loans to Borrower from time to time, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Lender may determine from time to time up to the Revolving Loan Availability (and subject at all times to the amounts available to be borrowed in accordance with the Borrowing Base Certificate); provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan under this Agreement (including any Net Amount to be distributed hereunder) shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower for the specific purposes permitted hereunder and for no other purpose.

(b)          Increase to Revolving Loan Commitment. Borrower may request, from time to time, that the Revolving Loan Commitment be increased to up to Fifteen Million and No/100 United States Dollars (US$15,000,000); and Lender, in its sole and absolute discretion, may make available Revolving Loan Commitment increases to Borrower. Lender’s election to increase the Revolving Loan Commitment from time to time may be granted or denied by Lender in its sole and absolute discretion, however, at a minimum, the following conditions must be satisfied, in Lender’s sole and absolute discretion:

(i)          no Event of Default shall have occurred or be continuing, or result from the applicable increase of the Revolving Loan Commitment;

(ii)         Borrower shall have executed and delivered a new or revised Revolving Note;

(iii)        after giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability;

(iv)        Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts of the Credit Parties, Eligible Accounts or other Collateral required for the increase; and

(v)         Lender shall have received any and all documents or agreements as it shall require in its sole and absolute discretion.

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It is expressly agreed and acknowledged by each of the Credit Parties that, notwithstanding that this Agreement provides for the opportunity to increase the Revolving Loan Commitment as hereby provided: (i) Lender has no obligation of any nature or kind whatsoever to grant or provide any such increase to the Credit Parties; (ii) the Credit Parties did not enter into this Agreement based on any promise, express or implied, by Lender or any of its agents or representatives, or based on any expectation by any of the Credit Parties, that funds or Loans beyond the Revolving Loans made on the Effective Date would be made or provided after the Effective Date; and (iii) each of the Credit Parties hereby fully and unconditionally waives any and all claims, counterclaims, and defenses any of them may have based on any argument that Lender had any obligation or otherwise promised to fund additional Revolving Loans beyond the Revolving Loan funded on the Effective Date, or any argument or implied covenant of fair dealing and good faith that may in any way imply an obligation upon Lender to make such additional Revolving Loans. Subject to the terms of this Section 2.1(b), in the event Lender elects to increase the revolving Loan Commitment and make additional Revolving Loans hereunder, Lender agrees that legal fees payable by Borrower for Lender’s counsel in connection with any such increase shall not exceed $7,500, plus costs incurred by Lender.

(c)          Revolving Loan Interest and Payments. Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans and all other Obligations shall be repaid on or before the Revolving Loan Maturity Date. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receipts Collection Fee, accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, and other fees and charges due hereunder, shall be payable on a weekly basis on the weekly anniversary date of the Effective Date, or such other date as Lender and Borrower may agree upon (provided, however, if no such other agreement is made or reached, then on the weekly anniversary date of the Effective Date), commencing on the first such date to occur after the Effective Date and on the Revolving Loan Maturity Date (each a “Payment Date”). Any amount of principal or interest on the Obligations which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

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(d)          Revolving Loan Principal Repayments.

(i)          Mandatory Principal Prepayments; Overadvances. All Obligations shall be repaid by Borrower on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event at any time the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Availability (an “Over-advance”), Borrower shall be obligated to eliminate such Over-advance as follows: (A) if the Over-advance exists as of the Effective Date, then: (I) Lender shall determine the amount of the Over-advance, as well as the estimated amount of a payment (“Estimated Over-advance Payment”) to be made by Borrower on each Payment Date (or such other time period as Lender may determine, such as a monthly payment) to be applied against the principal balance of the outstanding Revolving Loans, such that the Over-advance would be eliminated over a one hundred twenty (120) day period from the Effective Date (Lender shall have the right to modify the amount of the Estimated Over-advance Payment from time to time upon notice to Borrower as necessary to cause the elimination of the Over-advance over the one hundred twenty (120) day period contemplated hereby); and (II) Lender shall notify Borrower of the amount of the Estimated Over-advance Payment, and on each Payment Date (or such other time period selected by Lender), Borrower shall make the Estimated Over-Advance Payment to Lender, or, at Lender’s election, notwithstanding the priorities set forth in Section 2.1(e)(ii), Lender may apply any amounts in the Lock Box Account towards the Estimated Over-advance Payment required to be made hereby, until the Over-advance is eliminated in full; or (B) if an Over-advance should occur after the Effective Date and during the term of this Agreement, then: (I) Lender shall determine, in its sole discretion, whether: (1) the Over-advance needs to be paid immediately; or (2) the Over-advance can be cured during a period of time as determined by Lender, in its sole discretion, and if so, what other conditions Lender may impose in connection with such cure period. If Lender elects option (1), then Borrower shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to immediately eliminate such Over-advance in full (or, notwithstanding the priorities set forth in Section 2.1(e)(ii), Lender may immediately apply any amounts in the Lock Box Account from time to time to eliminate such Over-advance in full). If Lender elects option (2) above, then Lender shall determine the amount of the Over-advance, the cure period available to Borrower in which to eliminate the Over-advance, and any other conditions to be satisfied by Borrower in connection with the cure period selected by Lender for elimination of the Over-advance, as well as the Estimated Over-advance Payment to be made by Borrower on each Payment Date (or such other time period as Lender may determine, such as a monthly payment) to be applied against the principal balance of the outstanding Revolving Loans, such that the Over-advance would be eliminated over whatever cure period shall have been elected by Lender, in its sole discretion (Lender shall have the right to modify the amount of the Estimated Over-advance Payment from time to time upon notice to Borrower as necessary to cause the elimination of the Over-advance over the cure period selected by Lender); and (II) Lender shall notify Borrower of the amount of the Estimated Over-advance Payment, the cure period selected by Lender during which the Over-advance must be eliminated, and any other conditions applicable thereto, and on each Payment Date (or such other time period selected by Lender), Borrower shall make the Estimated Over-Advance Payment to Lender, or, at Lender’s election, notwithstanding the priorities set forth in Section 2.1(e)(ii), Lender may apply any amounts in the Lock Box Account towards the Estimated Over-advance Payment required to be made hereby, such that the Over-advance is eliminated in full in the period of time selected by Lender therefor. Credit Parties shall also satisfy whatever other conditions may be imposed by Lender as conditions to allowing Credit Parties a cure period to eliminate the Over-advance. In addition, following collection and payment of all items and fees as required by Section 2.1(e)(ii)(1) – (6), inclusive (other than the Mandatory Principal Repayment Amount), on each Payment Date, an amount equal to ten percent (10%) of all amounts collected into the Lock Box Account since the immediately preceding Payment Date (such a period of time hereinafter referred to as the “Sweep Period”) shall be paid to Lender to reduce the then outstanding principal balance of all Revolving Loans hereunder (the “Mandatory Principal Repayment Amount”). In addition, from time to time, Lender shall have the right to review the amount and type of current and historical Receipts and Eligible Accounts of the Credit Parties, the value of other Collateral, and other factors determined by Lender, and based on such review, Lender may, in its sole and absolute discretion, increase the percentage used for the Mandatory Principal Repayment Amount, which increase shall become applicable and effective immediately upon notice to Borrower. Lender shall apply funds received into the Lock Box Account in accordance with Section 2.1(e) below.

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(ii)         Optional Prepayments. Borrower may from time to time prepay the Revolving Loan, in whole or in part, provided, however, that if the Borrower prepays more than eighty percent (80%) of the amount of the Revolving Loan Commitment within ninety (90) days following the Effective Date, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to two and 50/100 percent (2.50%) of the Revolving Loan Commitment (the “Prepayment Penalty”). The Prepayment Penalty owed pursuant to this Section shall not be applicable with respect to any payment of the Mandatory Principal Repayment Amount.

(e)          Collections; Lock Box.

(i)          Funds Collected.

(1)         Wire Transfers. To the extent any Customers make or pay any Receipts to any Credit Party by a wire transfer or other form of electronic funds transfer, effective as of the Effective Date, the Credit Parties shall direct all of such Customers, in writing, to make all such wire transfer or electronic fund transfer payments directly to the Lock Box Account.

(2)         Cash, Checks and Other Payments. To the extent any Customers make or pay any Receipts to any Credit Party by any other form other than wire transfer or other form of electronic funds transfer (such as through cash or a check), then effective as of the Effective Date, the Credit Parties shall direct all of its Customers, in writing, to make, deposit, and/or send, as applicable, all such payments and Receipts directly to the Lock Box Account or a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the “Lock Box”).

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(3)         Credit/Debit Card Payments. The parties recognize that in some instances or from time to time, the Credit Parties may elect to take or receive payments from Customers through the use of a credit or debit card (including payments made using a credit or debit card, or other payment mechanisms, through online re-sellers or systems, such as PayPal, Amazon and the like). In the event the Credit Parties shall at any time take or receive any Receipts through the use of a credit or debit card (including payments made using a credit or debit card, or other payment mechanisms, through online re-sellers or systems, such as PayPal, Amazon and the like), then effective as of the date (the “Credit Card Date”) when the Credit Parties enter into any agreements with any credit/debit card or other payment processing companies for the processing of credit and debit card payments (including payments made using a credit or debit card, or other payment mechanisms, through online re-sellers or systems, such as PayPal, Amazon and the like) on behalf of the Credit Parties (the “Payment Processing Companies”), the Credit Parties shall modify all of its agreements with any such Payment Processing Companies, so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as, and when distributed or paid to the Credit Parties, to be deposited directly into the Lock Box Account, rather than any other bank accounts of the Credit Parties. In this regard, effective as of the Effective Date (or, if there are no agreements with any Payment Processing Companies as of the Effective Date, then effective as of the Credit Card Date), the Credit Parties shall obtain from the each of the Payment Processing Companies and deliver to Lender, an estoppel certificate, disbursement direction or other similar document in form and substance acceptable to Lender (the “Payment Direction”), pursuant to which the Payment Processing Companies confirm and agree, among other things Lender may require: (I) to the foregoing payment directions; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to the Credit Parties, also be delivered to Lender. At any time prior to the Payment Direction being effective and in place, any Receipts received by the Credit Parties from any Payment Processing Companies shall be immediately (within twenty-four (24) hours) re-directed and deposited by Borrower into the Lock Box Account; provided, however, that any such re-direction shall not diminish or abrogate the Credit Parties’ obligation to obtain the Payment Direction from each of the Payment Processing Companies. The Credit Parties shall not enter into any new agreements with any Payment Processing Companies, unless prior to or contemporaneously with entering into such relationships or agreements, such Payment Processing Companies execute a Payment Direction in favor of Lender. Notwithstanding the foregoing to the contrary, so long as the Receipts collected by Credit Parties in any calendar year from any particular Payment Processing Company (which amount can be estimated by Lender based on Receipts collected by Credit Parties in any shorter time period as may be determined by Lender) are less than ten percent (10%) of the total Receipts collected by Credit Parties from all sources in any calendar year (which amount can be estimated by Lender based on Receipts collected by Credit Parties in any shorter time period as may be determined by Lender) (a Payment Processing Company that collects Receipts that are below the 10% threshold as hereby contemplated is sometimes referred to as a “Non-Material PPC” and a Payment Processing Company that collects Receipts above the 10% threshold as hereby contemplated is sometimes referred to as a “Material PPC”), then Credit Parties shall not have an obligation to deliver the Payment Direction with respect to such particular Payment Processing Company as contemplated by this Section, but only so long as: (x) no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document; (y) Credit Parties instruct the particular Payment Processing Company to remit all credit/debit card payments from any Customers, any reserves or holdbacks withheld by such Payment Processing Company, and other Receipts, directly into the Lock Box Account, rather than any accounts of the Credit Parties; and (z) to the extent that, despite the foregoing requirement to instruct such Payment Processing Company to remit all Receipts directly into the Lock Box Account, any Credit Party receives any Receipts from such Payment Processing Company directly into an account of the Credit Parties, rather than the Lock Box Account, then Credit Parties shall notify Lender of the receipt of such Receipts or other sums within twenty-four (24) hours of receipt of same, and immediately upon receipt thereof, remit or endorse same to Lender into the Lock Box Account; provided, however, that any such re-direction shall not diminish or abrogate Credit Parties’ obligation to direct, instruct and require all Payment Processing Companies to make all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account. Each of the Credit Parties hereby represents and warrants to Lender that as of the Effective Date, neither of them have any agreements or payment processing relationships with any Material PPC’s or any Non-Material PPC’s.

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The Lender and Credit Parties acknowledge that, in some instances, or if applicable, the mechanics of the payment processing relationships of the Credit Parties with some of its Payment Processing Companies is such that Credit Parties have portals or systems which they access online (the “Portals”) through administrative usernames, passwords and other input details required to gain access into such Portals (the “Access Details”), and that once the Portals are accessed with the Access Details, the Credit Parties then, through certain user elections and options made by Credit Parties on the Portals, elects to what bank account and when funds from the Payment Processing Companies are transferred to Credit Parties. In this regard, to the extent the payment mechanics of any Payment Processing Companies use Portals and Access Details, then on the Effective Date (or, if acceptable to Lender, in Lender’s sole and absolute discretion, as soon as practicably possible following the Effective Date), Credit Parties shall provide to Lender the web address for the Portals and the Access Details for each of the Payment Processing Companies, and Lender shall have the full right and authority to modify the Access Details, so that only Lender has access to the Portals and access to control all payments and remittances to and from such Payment Processing Companies, and so that Credit Parties do not have access or authority to change or thereafter modify the elections made by Lender on the Portals (provided that Lender shall provide view/read access only to Credit Parties so Credit Parties can see, on a daily basis, the transactions processed by the Payment Processing Companies and movement of funds from the Payment Processing Companies to the Lock Box Account). Lender shall have the absolute right and authority to designate the account to which any remittances from the Payment Processing Companies are made, which account shall be the Lock Box Account. Credit Parties hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the foregoing with respect to the Portals and Access Details. Credit Parties shall not undertake any action or give any direction to any Payment Processing Companies that is in conflict with, changes, or is otherwise in derogation of the requirements and obligations of Credit Parties set forth in this paragraph. Upon indefeasible payment in full of all Obligations, and termination of all other commitments of Lender to advance sums hereunder, Lender shall provide the Access Details and control of the Portals back to the Credit Parties.

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(4)         General Collection Terms. The Credit Parties hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the requirements of this Section 2.1(e). Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the “Lock Box Account”), which Lock Box Account is and shall be maintained in Lender’s (or its Affiliate’s) name, and into which all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers, and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Credit Parties shall be deposited. Credit Parties acknowledge that the Lock Box Account may be established by Lender as an “FBO” account, pursuant to which the Lock Box Account is in the name of Lender (or its Affiliate) “for the benefit of” the Credit Parties. Notwithstanding any such designation on the Lock Box Account, or any documents entered into or executed by the Credit Parties in connection with the establishment of the Lock Box Account, the Credit Parties hereby agree and acknowledge that: (i) Lender shall at all times have full “control” (within the meaning of the UCC) of the Lock Box Account and all funds deposited therein; (ii) the Credit Parties shall not revoke Lender’s authority or rights with respect to the Lock Box Account and the funds therein (notwithstanding any right Credit Parties may have to do so under ancillary documents executed by the Credit Parties to establish the Lock Box Account); and (iii) Credit Parties shall not take any action or position contrary to the intent of the parties as expressed herein that Lender shall at all times be in full control of the Lock Box Account and the deposits therein. It is the intent of the parties that all Receipts, whether through wires, electronic fund transfers, credit and debit card payments from any Customers, and all other monies, checks, notes, drafts or other payments or Receipts of any kind received or receivable by, or due to, the Credit Parties, shall be deposited directly into the Lock Box Account, rather than any other accounts of Credit Parties, or if received into any account of the Credit Parties, then the Credit Parties shall immediately re-direct and deposit same into the Lock Box Account. In this regard, if any Credit Parties, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of the Credit Parties or any Affiliate or Subsidiary, or any other Person acting for or in concert with the Credit Parties, shall receive any monies, checks, notes, drafts or other payments or Receipts, the Credit Parties and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account.

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(ii)         Distribution of Funds From the Lock Box Account. The Credit Parties and Lender agree that all payments made to the Lock Box Account, whether in respect of Receipts, as proceeds of Collateral, or otherwise, will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder, including any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to the Receipts Collection Fee; (5) if at any time the Lender is not holding or has reserved, in the Lock Box Account or otherwise, an amount equal to at least the Reserve Amount, then twenty percent (20%) of all Receipts received into the Lock Box Account during each Sweep Period shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until the Reserve Amount is reached, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement as additional security for the Obligations; (6) to amounts payable pursuant to Section 2.1(d), including the Mandatory Principal Repayment Amount, the Estimated Over-Advance Payment, and other amounts required to eliminate any Over-advance; and (7) upon the occurrence of an Event of Default, to Lender, to reduce the balance of the Obligations to zero (each of the foregoing payments, the “Lock Box Payments”). The amount remaining in the Lock Box Account following the payment of the Lock Box Payments on each Payment Date (less any amount in the Lock Box Account withheld and applied by Lender to the Reserve Amount) shall be referred to herein as the “Net Amount”. The Lender agrees that, provided the Credit Parties are each in good standing under this Agreement and the other Loan Documents, and provided no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document, and further provided that any Estimated Over-advance Payments have been timely made as required by this Agreement, and subject to the terms and conditions of this Agreement, the Net Amount will be transferred to Borrower from the Lock Box Account via wire transfer or electronic funds transfer to an account designated by the Borrower on the immediately subsequent Payment Date (provided, however, any failure by Lender to transfer the Net Amount to Borrower by such date shall not in any way hinder, impair, or otherwise adversely affect Credit Parties’ Obligations, or Lender’s rights and remedies under this Agreement or any other Loan Documents). The Credit Parties agree to pay all reasonable fees, costs and expenses in connection with opening and maintaining of the Lock Box and the Lock Box Account. All of such reasonable fees, costs and expenses, if not paid by the Credit Parties within five (5) Business Days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by any Credit Party upon demand, and, until paid, shall bear interest at the Default Rate. Notwithstanding anything contained herein to the contrary, in the event the amounts collected into the Lock Box Account from time to time, whether in respect of Receipts, as proceeds of Collateral, or otherwise, are at any time not sufficient to pay the amounts due to Lender on any Payment Date under items (1) – (6) above of this Section 2.1(e)(ii), then the Credit Parties shall, without further notice or demand from Lender, pay any such shortfall amounts to the Lock Box Account within three (3) Business Days from the Payment Date for which such amounts were due, or notwithstanding the foregoing order and priority, Lender shall have the right to sweep from the Lock Box Account any such shortfall amounts immediately upon any Receipts coming into the Lock Box Account.

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(iii)        Power of Attorney. It is intended that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to the Credit Parties from a Customer, any other Person, or otherwise, shall be deposited directly into the Lock Box Account, and if not deposited directly into the Lock Box Account, shall be immediately remitted or endorsed by the Credit Parties to Lender into the Lock Box Account, and, if that remittance or endorsement of any such item shall not be immediately made for any reason, Lender is hereby irrevocably authorized to remit or endorse the same on Credit Parties’ behalf. For purpose of this Section, the Credit Parties irrevocably hereby make, constitute and appoint Lender (and all Persons designated by Lender for that purpose) as the Credit Parties’ true and lawful attorney and agent-in-fact: (A) to endorse the Credit Parties’ name upon said Receipts or items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of the Credit Parties; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to the Credit Parties’ operating accounts, through the Credit Parties’ online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; (D) to have access to any lock box or postal box into which any of the Credit Parties’ mail is deposited, and open and process all mail addressed to the Credit Parties and deposited therein; and (E) direct and otherwise deal with all Payment Processing Companies, or other Persons, to insure that all Receipts, payments and reserves as hereby contemplated are remitted to the Lock Box Account.

(iv)        Rights Upon Default. Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Customer and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts (including all Eligible Accounts) and Receipts of the Credit Parties or other amounts owed to the Credit Parties by suit or otherwise; (B) exercise all of the rights and remedies of the Credit Parties with respect to Proceedings brought to collect any Accounts (including all Eligible Accounts), Receipts, or other amounts owed to the Credit Parties; (C) surrender, release or exchange all or any part of any Accounts (including all Eligible Accounts), Receipts, or other amounts owed to the Credit Parties, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account (including all Eligible Accounts) or Receipts of the Credit Parties, or other amount owed to the Credit Parties, upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Credit Parties’ name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to the Credit Parties; and (F) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill the Credit Parties’ obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts (including all Eligible Accounts), Receipts, or other amounts owed to the Credit Parties. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at the Credit Parties’ expense, notify any parties obligated on any of the Accounts (including all Eligible Accounts) and Receipts to make payment directly to Lender of any amounts due or to become due thereunder.

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(v)         Statement. From time to time, Lender may deliver to Borrower an invoice and or an account statement showing all Revolving Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower, unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

(vi)        Authorization to Deduct Amounts in Lock Box.

(1)         Notwithstanding anything contained in this Agreement to the contrary, any time that any charges, fees, amounts or other Obligations are due and owing by any Credit Parties to Lender under this Agreement or any other Loan Document, Lender shall have the right, and is hereby authorized, to deduct such charges, fees, amounts or other Obligations directly from the Lock Box Account and from all receipts from time to time deposited therein.

(2)         Notwithstanding anything contained herein to the contrary and in addition to the amounts provided in Section 2.1(e)(ii), the Lender may from time to time, in its sole and absolute discretion, retain in the Lock Box Account any and all amounts deposited into the Lock Box Account by any Customer that the Lender deems necessary or appropriate (i) to prevent any insecurity by the Lender with respect to the total value of the Collateral (including, but not limited to, the amount held in the Lock Box Account at any time) when compared to the outstanding amount of all Obligations owed to the Lender; and (ii) to ensure that the Collateral (including, but not limited to the amount held in the Lock Box Account) is and remains of a value to adequately serve as appropriate security for the Obligations of the Credit Parties hereunder.

2.2           Fees.

(a)          Asset Monitoring Fee. Borrower agrees to pay to Lender an asset monitoring fee (“Asset Monitoring Fee”) equal to One Thousand Five Hundred and No/100 United States Dollars (US$1,500.00), which shall be due and payable on the Effective Date, and thereafter on the first day of each third (3rd) calendar month during the term of this Agreement. The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 United States Dollars (US$500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 United States Dollars (US$2,500.00).

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(b)          Transaction Advisory Fee. In addition to the Advisory Fee contained in Section 2.2(f) herein, the Borrower agrees to pay to Lender a transaction advisory fee equal to two percent (2.0%) of the Revolving Loan Commitment as of the Effective Date (provided, however, notwithstanding the foregoing, the transaction advisory fee contemplated by this paragraph shall not be paid on any portion of the “Withheld Amount” (as hereinafter defined), unless and until such Withheld Amount, or portion thereof, is disbursed in accordance with Section 14.25 below, and when any portion of the Withheld Amount is disbursed, the transaction advisory fee contemplated by this paragraph shall be due and payable, and deducted by Lender, from any portion of the Withheld Amount disbursed from time to time in accordance with Section 14.25 below), and two percent (2.0%) on the amount of any increase thereof pursuant to Section 2.1(b), which shall be due and payable on the Effective Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(c)          Due Diligence Fees. Borrower agrees to pay a due diligence fee equal to Twelve Thousand Five Hundred and No/100 United States Dollars (US$12,500.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(d)          Document Review and Legal Fees. Borrower agrees to pay a document review and legal fee equal to Twenty-Five Thousand and No/100 United States Dollars (US$25,000.00) which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e)          Other Fees. Borrower also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver, subordination, or other modification or termination of this Agreement or any other Loan Documents (provided that there shall be no fees for the preparation and negotiation of this Agreement other than as specifically set forth in the closing or settlement statement executed by Borrowers and Lender on the Effective Date); (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by the Credit Parties to perform or observe any of the provisions of this Agreement or any of the Loan Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate. All of such costs and expenses shall be additional Obligations of the Credit Parties to Lender secured under the Loan Documents. The provisions of this Subsection shall survive the termination of this Agreement.

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(f)          Advisory Fees. The Borrower shall pay to Lender a fee for advisory services provided by the Lender to the Borrower prior to the Effective Date in the amount of Five Million and No/100 United States Dollars (US$5,000,000.00) (the “Advisory Fee”), which Advisory Fee shall be paid to Lender through a combination of cash payments from Borrower to Lender, and through Dollars generated by Lender from the sale of Series A Conversion Shares, all as more specifically set forth below. In this regard, on the Effective Date, Borrower shall issue to Lender, 9,500,000 shares of the Borrower’s Series A Preferred Stock (the “Advisory Fee Shares”). The Borrower shall instruct its transfer agent (the “Transfer Agent”) to issue certificates representing the Advisory Fee Shares issuable to the Lender immediately upon the Borrower’s execution of this Agreement, and shall cause its Transfer Agent to deliver such certificates to Lender within seven (7) Business Days from the Effective Date. In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Lender within said seven (7) Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents. The Advisory Fee Shares, and any Series A Conversion Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s Series A Preferred Stock or the Borrowers’ Common Stock, as applicable. The Advisory Fee shall be deemed fully earned as of the Effective Date, regardless of the amount or number of Loans made hereunder, and regardless of whether all or any portion of the Withheld Amount is disbursed by Lender.

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(i)          Payments Towards Advisory Fee. It is the intention of the Borrower and Lender that the full amount of the Advisory Fee shall be payable as follows: (A) monthly payments of $125,000 per month commencing on a date that is thirty (30) days after the date Lender can lawfully commence to sell Series A Conversion Shares in the Principal Trading Market in accordance with applicable securities laws (the “First Payment Date”), and then on the monthly anniversary for each consecutive calendar month thereafter (for example, if the First Payment Date is July 15, 2016, then the first monthly payment hereunder shall be due on July 15, 2016, and consecutive monthly payments thereafter shall be due on the 15th day of August, September, October, and so on, on the same day of each consecutive calendar month)(each payment date after the First Payment Date being referred to as an “Additional Payment Date”); and (B) a final balloon payment of the amount of the Advisory Fee then remaining outstanding and unpaid on a date that is twenty-four (24) months from the Selling Commencement Date (the “Final Advisory Fee Payment”). The monthly payments required in accordance with the immediately preceding sentence shall be paid by Borrower to Lender through a combination of cash payments from Borrower to Lender, as more specifically set forth below, and through Dollars generated by Lender converting the Advisory Fee Shares into shares of Common Stock (the “Series A Conversion Shares”) in accordance with the rights and preferences of the Series A Preferred Stock, and thereafter selling the Series A Conversion Shares (subject to the leak-out covenant in Section 2.2(f)(iv) below), thereby generating net proceeds from such sales (net of all brokerage commissions and other customary and reasonable fees or charges payable by Lender in connection with the sale thereof), which net proceeds shall be applied towards the monthly payments for the Advisory Fee due hereunder. In this regard, the Lender agrees that, commencing on a date when Lender can lawfully commence to sell Series A Conversion Shares in the Principal Trading Market in accordance with applicable securities laws, but in no event shall such a date be less than six (6) months after the Effective Date (the “Selling Commencement Date”), Lender shall use its good faith and commercially reasonable efforts to begin to sell Series A Conversion Shares in the Principal Trading Market, subject, however, to the leak-out covenant in Section 2.2(f)(iv) below, and subject to other limitations and restrictions on such sales, as determined by Lender in its sole discretion, which limitations and restrictions include market forces and factors, the availability of buyers for the Common Stock, securities laws limitations, the availability of opinion letters and other documentation required by Lender to be able to sell Series A Conversion Shares under Rule 144, and other similar factors, restrictions, and limitations; and further provided, however, that failure by Lender to sell any shares of such Series A Conversion Shares shall in no way limit, restrict, impair, abrogate, or otherwise negatively affect any rights and remedies that Lender may have under the Credit Agreement and other Loan Documents. Promptly after the First Payment Date and each Additional Payment Date, Lender shall deliver to Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Series A Conversion Shares for the prior payment period (the “Sale Reconciliation”). In the event, per the Sale Reconciliation, the net proceeds received by Lender from sales of Series A Conversion Shares for the applicable payment period is less than the required $125,000 monthly payment, then such difference shall be due and payable by Borrower to Lender in Dollars payable by wire transfer to an account designated by Lender within three (3) Business Days after Borrower’s receipt of the Sale Reconciliation for the applicable period, such that for each applicable payment period, the Lender shall receive an aggregate total of $125,000 through a combination of net proceeds from sales of Series A Conversion Shares, and cash payments as hereby contemplated. By way of example only, the foregoing process is intended to work as follows: If the Selling Commencement Date is June 15, 2016, then the First Payment Date would be July 15, 2016, and each Additional Payment Date would be August 15, September 15, and so on. The Lender would begin selling Series A Conversion Shares on June 15, 2016. Then promptly after July 15, 2016, Lender would deliver a Sale Reconciliation to Borrower for the time period of June 15 – July 15, 2016. If the Sale Reconciliation shows that Lender received $100,000 in net proceeds from the sale of Series A Conversion Shares during such period, then Borrower would still owe Lender $25,000 for such payment period, and such $25,000 shall be due and payable by wire transfer of Dollars from Borrower to Lender within three (3) Business Days after Borrower receives the Sale Reconciliation for such period. The foregoing procedure shall continue until the Final Advisory Fee Payment shall be due, which Final Advisory Fee Payment shall be payable in Dollars by wire transfer from Borrower to Lender on the date such Final Advisory Fee Payment is due. In the event, through the procedure outlined in this paragraph above, Lender has converted all shares of Series A Preferred Stock issued to Lender, and Lender has sold all Series A Conversion Shares, then all required payments for the Advisory Fee thereafter due in accordance with this Section shall be payable on their respective due dates in accordance with this Section, in Dollars by wire transfer from Borrower to Lender. Notwithstanding anything contained in this Section to the contrary: (I) the Borrower shall have the right to pay the entire amount of the monthly payment due for the Advisory Fee hereunder in Dollars by wire transfer to an account designated by Lender on the First Payment Date or each Additional Payment Date, as applicable (rather than through a combination of cash and proceeds from the sale of Series A Conversion Shares); and (II) the Borrower shall have the right to redeem any Advisory Fee Shares and Series A Conversion Shares then in the Lender’s possession for an amount payable by the Borrower to Lender in Dollars equal to the Advisory Fee, less any portion thereof previously paid by Borrower and received by Lender. Upon Lender’s receipt of Dollars equal to the full amount of the Advisory Fee, whether in accordance with the monthly payment schedule above, or through an earlier redemption as hereby provided, the Lender shall return any then remaining Advisory Fee Shares or Series A Conversion Shares in its possession back to the Borrower. The Borrower’s obligation to pay the Advisory Fee as contemplated by this Section 2.2(f), whether in cash or thru the sale of Series A Conversion Shares, or a combination thereof, is and shall be an Obligation hereunder, secured by all Loan Documents, and failure by the Borrower to pay such Advisory Fee in full as required by this Section 2.2(f) shall be an immediate Event of Default hereunder and under the other Loan Documents. In the event the Lender and the Credit Parties elect to increase the Revolving Loan Commitment as permitted by this Agreement, the Borrower agrees to pay additional advisory fees to Lender either in cash or in a similar manner as set forth in this Section 2.2(f) through the issuance of additional Advisory Fee Shares, at Lender’s sole discretion, in an amount to be mutually agreed upon between Lender and Borrower.

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(ii)         Mandatory Redemption. Notwithstanding anything contained in this Agreement to the contrary, in the event the Lender has not received Dollars equal to the Advisory Fee by the earlier to occur of: (A) the thirty (30) month anniversary of the Effective Date; or (B) the occurrence of an Event of Default, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Advisory Fee Shares, and Series A Conversion Shares then in Lender’s possession for Dollars equal to the Advisory Fee, less any Dollars previously received by the Lender towards payment of the Advisory Fee, if any. In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Advisory Fee Shares and Series A Conversion Shares then in Lender’s possession for an amount of Dollars equal to the Advisory Fee, less any Dollars previously received by the Lender towards payment of the Advisory Fee, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

(iii)        Piggyback Registration Rights. In the event that the Borrower files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Effective Date but before the Lender converts the Advisory Fee Shares or sells the Series A Conversion Shares, the Advisory Fee Shares and Series A Conversion Shares, as applicable, shall be registered pursuant to such registration statement.

(iv)        Leak-Out Covenant. Notwithstanding anything contained in this Section 2.2(f) to the contrary, so long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Lender agrees that: (A) it shall not, during any given calendar week, sell Series A Conversion Shares in excess of fifteen percent (15%) of the average weekly volume of the Common Stock on the Principal Trading Market over the immediately preceding calendar week, as reported by Bloomberg; and (B) and sales of Series A Conversion Shares by Lender shall be undertaken through a licensed broker designated by Borrower and reasonably acceptable to Lender.

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(g)          Matters with Respect to Common Stock.

(i)          Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Revolving Note, Lender has the right, after the occurrence of an Event of Default, to convert amounts due under the Revolving Note into Common Stock in accordance with the terms of the Revolving Note. In the event, for any reason, the Borrower fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Revolving Note (the “Conversion Shares”) to Lender in connection with the exercise by Lender of any of its conversion rights under the Revolving Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a “Conversion Notice” (as defined in the Revolving Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Revolving Note, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificate of the Common Stock of the Borrower, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be then entitled under the Revolving Note, as set forth in the Conversion Notice.

(ii)         Issuance of Series A Conversion Shares. The parties hereto acknowledge that the Borrower has agreed to issue, upon conversion of the Advisory Fee Shares, the Series A Conversion Shares in accordance with Section 2.2(f) above. In the event, for any reason, the Borrower fails to issue, or cause its Transfer Agent to issue, any portion of the Series A Conversion Shares issuable to Lender hereunder, either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Borrower, a written instruction requesting the issuance of the Series A Conversion Shares then issuable, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue such shares of Series A Conversion Shares as directed by Lender, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Lender’s notice, a certificate of the Common Stock of the Borrower representing such Series A Conversion Shares, registered in the name of Lender or its designee, for the number of shares of Common Stock issuable to Lender in accordance herewith.

(iii)        Removal of Restrictive Legends. In the event that Lender has any shares of the Borrower’s Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Borrower and/or its counsel refuses or fails for any reason to deliver any documents, certificates or instructions required for the removal of the restrictive legends, then, to the extent such legends could be lawfully removed under applicable laws, Borrower’s failure to provide the required documents, certificates or instructions required for the removal of the restrictive legends shall be an immediate Event of Default under this Agreement and all other Loan Documents. In addition, the Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue any such shares without restrictive legends as instructed by Lender, and surrender to a common carrier for overnight delivery to the address as specified by Lender, certificates, registered in the name of Lender or its designees, representing the shares of Common Stock to which Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

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(iv)        Authorized Agent of the Borrower. The Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Borrower’s duly authorized agent and attorney-in-fact for the Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of the Borrower under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Borrower’s Common Stock hereunder or under the Revolving Note. In this regard, the Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Borrower’s irrevocable authority for Lender and Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Borrower.

(v)         Injunction and Specific Performance. The Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Borrower of any provision of Sections 2.2(f) or 2.2(g), the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of Sections 2.2(f) or 2.2(g) by the Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of such Sections.

(h)          Surviving Obligations. The Credit Parties agree and acknowledge that notwithstanding the termination of this Agreement, or the payment in full of all of the Loans or other obligations hereunder or under any other Loan Documents, the Credit Parties’ obligations and liability under this Agreement and the other Loan Documents, and the Lender’s Lien and security interest on all Collateral, shall survive, shall remain valid and effective and shall not be released or terminated, until the Lender receives the full amount of the Advisory Fee in cash, either through the conversion of Advisory Fee Shares and subsequent sale of Series A Conversion Shares, or through cash payments from Borrower, or a combination thereof as contemplated by Section 2.2(f). All of the Credit Parties’ obligations under Sections 2.2(f) and 2.2(g) shall survive termination of this Agreement and repayment of the Loans.

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(i)          Right to Approve Transfer Agent. The Borrower hereby represents and warrants that the Borrower’s current Transfer Agent is Interwest Transfer Company, Inc., whose contact information is as follows: 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, Tel: (801) 272-9294. The Borrower hereby agrees that it shall not change the Transfer Agent, unless the Lender first approves the proposed new Transfer Agent, such approval to be in Lender’s sole and absolute discretion.

2.3           Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees. So long as no Event of Default exists under this Agreement or any other Loan Documents, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Documents, Borrower shall have the option to request a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date for two (2) additional periods of six (6) months each period. To make such request, Borrower shall give written notice to Lender of Borrower’s request to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period on or before a date that is thirty (30) days prior to the then scheduled Revolving Loan Maturity Date. Lender may elect to accept or reject Borrower’s request for a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date in its sole and absolute discretion, and any acceptance may be conditioned upon additional obligations, terms and conditions, including an increase in the percentage used to calculate the amount of Mandatory Principal Repayment Amount.

2.4           Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.1(c) hereof. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5           Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs Lender, at Lender’s option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6           Discretionary Disbursements. Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Revolving Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

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2.7           US Dollars; Currency Risk. All Receipts will be in Dollars. In the event Receipts are not in Dollars, Borrower shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction. Borrower hereby authorizes Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3.	CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1           Loan Documents to be Executed by Borrower. As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement, the Credit Parties shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)          Credit Agreement. An original of this Agreement, duly executed by Borrower and consented and agreed to by the Guarantors;

(b)          Revolving Note. An original Revolving Note, duly executed by Borrower and consented and agreed to by the Guarantors;

(c)          Security Agreement. An original of the Security Agreements, duly executed by the Credit Parties, as applicable;

(d)          Guaranty Agreement. An original of the Guaranty Agreements, duly executed by the Guarantors;

(e)          Validity Certificates. An original of each Validity Certificate, duly executed by such officers and directors of Borrower as Lender shall require;

(f)          Pledge Agreements. An original of the Pledge Agreement, duly executed by the Borrower;

(g)          Irrevocable Transfer Agent Instructions. An original of the Irrevocable Transfer Agent Instructions, duly executed by the Borrower and the Borrower’s Transfer Agent;

(h)          Closing Statement. An original of a closing or settlement statement, duly executed by the Borrower; and

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(i)          Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.2           Organizational and Authorization Documents. A certificate of the corporate secretary, manager, members or other officer, partner, manager or equivalent authorized Person of each Credit Party (other than Individual Guarantors) certifying and attaching: (i) copies of each Credit Parties’ respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or other applicable formation or governing documents; (ii) resolutions of the board of directors, managers, members, general partners or other Persons with proper authority to manage the affairs of, and otherwise bind, each Credit Party, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) resolution of the Corporate Guarantors’ shareholders or members (if applicable), approving and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (iv) the signatures and incumbency of the officers, managers, members, partners or other authorized Persons of each Credit Party executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein.

3.3           Certificates of Good Standing. Copies of certificates of good standing with respect to each Credit Party (other than Individual Guarantors), issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, evidencing the good standing thereof.

3.4           Search Results. Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name each Credit Party, under its present name and any previous names, as debtors, together with copies of such financing statements.

3.5           Insurance. Within thirty (30) days of the Effective Date, evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to this Agreement and the Security Agreement, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies.

3.6           Use of Proceeds. A detailed summary of the Borrower’s use of the proceeds being funded hereunder.

3.7           Certificates. Originals of certificates evidencing the shares and/or membership interests, as applicable, to be pledged in connection with the Pledge Agreement.

3.8           Customer Payment Redirection. Evidence satisfactory to the Lender that the Credit Parties have irrevocably instructed its Customers to redirect all Receipts to the Lock Box Account.

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3.9           Income Statement / Profit and Loss Statement. An income statement or a profit and loss statement showing the consolidated revenues, expenses, profits and losses of the Credit Parties for the twelve (12) month period ending the Effective Date, as well as a reasonable projection of the consolidated revenues, expenses, profits and losses of the Credit Parties for the twelve (12) month period immediately following the Effective Date.

3.10         Opinion of Counsel. A customary opinion of Borrower’s counsel, in form satisfactory to Lender.

3.11         Perfection of Lien on Collateral. The Credit Parties shall have duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Collateral in the jurisdiction of incorporation of the Credit Parties, including such UCC-1 Financing Statements and any and all documents necessary to complete any filings which Lender shall require in connection with this Agreement.

3.12         Intentionally Left Blank.

3.13         Payment of Fees. Borrower shall have paid to Lender all fees, costs and expenses, including due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.14         Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.15         Adverse Changes. There shall not have occurred any Material Adverse Effect.

3.16         Litigation. No pending claim, investigation, litigation or other Proceeding shall have been instituted against any Credit Party or any of their respective officers, shareholders, members, managers, partners, or other principals of any Credit Party.

3.17         Representations and Warranties. No representation or warranty of any of the Credit Parties contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.18         Due Diligence. The business, legal and collateral due diligence review performed by Lender, including a review of the Credit Parties’ historical performance and financial information, must be acceptable to Lender in its sole discretion. Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.19         Key Personnel Investigations. Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrower’s principals and management teams.

3.20         Repayment of Outstanding Indebtedness. The Credit Parties shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

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3.21         Loan Documents to be Executed by any Subsidiary following the Effective Date. Within ten (10) days of any entity becoming a Subsidiary of any Credit Party, the following documents shall have executed or cause to be executed and delivered to Lender, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)          Consent and Agreement. An original of a Consent and Agreement duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to become a “Credit Party” hereunder and to be bound by the terms and conditions of this Agreement and all other Loan Documents;

(b)          Security Agreement. An original of a Security Agreement, duly executed by such Subsidiary;

(c)          Guaranty Agreement. An original of a Guaranty Agreement, duly executed by such Subsidiary;

(d)          Pledge Agreement. An original of a Pledge Agreement, duly executed by the parent of the Subsidiary;

(e)          Organizational and Authorization Documents. A certificate of the corporate secretary, manager, members or other officer, partner, manager or equivalent authorized Person of such Subsidiary certifying and attaching: (i) copies of such Subsidiary’s articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or other applicable formation or governing documents; (ii) resolutions of the board of directors, managers, members, general partners or other Persons with proper authority to manage the affairs of, and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) resolution of the Subsidiary’s shareholders (if applicable), approving and authorizing the execution, delivery and performance of the Loan Documents to which it is or will become a party and the transactions contemplated thereby; and (iv) the signatures and incumbency of the officers, managers, members, partners or other authorized Persons of such Subsidiary executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein.

(f)          Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement and the other Loan Documents.

3.22         Loan Documents to be Executed by each Credit Party Upon Each Subsequent Advance. As a condition precedent to Lender’s disbursal or making of additional advances of principal pursuant to this Agreement following the Effective Date, the Credit Parties shall have executed or caused to be executed and delivered to Lender all of the documents in this Section 3 applicable thereto, and such documents shall remain in full force and effect as of the date of the subsequent principal advance.

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4.	NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower, and consented and agreed to by the Guarantors, and payable to the order of Lender. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise adversely affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all other Obligations.

5.	MANNER OF BORROWING.

5.1           Loan Requests. Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrower in accordance with the terms and provisions of this Agreement, up to the then applicable Revolving Loan Availability; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion. A Revolving Loan may only be made if no Event of Default shall have occurred or be continuing, and only if no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or the other Loan Documents, and shall be subject to: (i) Lender’s preparation of a Borrowing Base Certificate, showing that there is borrowing availability under the Revolving Loan Availability and pursuant to a calculation of the Borrowing Base Amount; and (ii) Receipts deposited into the Lock Box Account, Eligible Accounts and other Collateral being acceptable to Lender.

5.2           Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from the President or Chief Executive Officer, or any other authorized representative of Borrower. Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and Borrower hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

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6.	SECURITY FOR THE OBLIGATIONS.

6.1           Security Agreement. To secure the payment and performance by Borrower of the Obligations hereunder, the Borrower and Corporate Guarantor each grants, under and pursuant to the Security Agreement executed by the Borrower and Corporate Guarantor dated as of the Effective Date, to Lender, its successors and assigns, an unconditional, continuing, first-priority, perfected security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of the Borrower and Corporate Guarantor in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including all insurance proceeds) and products of any of the Collateral. At any time upon Lender’s request, the Credit Parties shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements. The Security Agreements executed by the Credit Parties shall terminate following the full payment and performance of all of the Obligations hereunder and under any Loan Documents and upon Lender’s express written acknowledgement of such full payment and performance being received by the Borrower.

6.2           Pledge Agreement. To secure the payment and performance by Borrower of the Obligations hereunder, the Borrower shall grant, under and pursuant to the Pledge Agreement executed by the Borrower dated as of the Effective Date, to Lender, its successors and assigns, a continuing, first-priority security interest in, and assignment, transference, mortgage, conveyance, pledge, hypothecation and set over to Lender, its successors and assigns, all of the Borrower’s right, title and interest in and to all of the shares and/or membership interests, as applicable, of each Corporate Guarantor. At any time upon Lender’s request, the Borrower shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the shares or membership interests of the Corporate Guarantor granted hereunder, including any additional pledge agreements and financing statements. The Pledge Agreement executed by the Borrower shall terminate following the full payment and performance of all of the Obligations hereunder and under any Loan Document and upon Lender’s express written acknowledgement of such full payment and performance being received by the Borrower.

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6.3           Issuance of Preferred Stock With Voting Control Upon Default. On the Effective Date, the Borrower’s board of directors shall, by proper board action or resolution in accordance with applicable law and in form and content acceptable to Lender, authorize the creation of a newly created series of Preferred Stock of the Borrower with rights and preferences to be approved by Lender, but that in any event would give the Lender, as holder thereof, voting control of the Borrower (the “Default Preferred”); provided, however, unless and until an Event of Default occurs, and further provided that the Irrevocable Transfer Agent Instructions have been executed by the Transfer Agent and delivered to Lender, then: (i) except as may be required by applicable law, the Borrower shall have the right to not file the certificate of designations for the Default Preferred as part of any filings made by Borrower with the SEC under the Exchange Act; and (ii) the Default Preferred shall not be deemed issued to Lender. Immediately upon the occurrence of an Event of Default, Borrower shall: (a) immediately make all filings required in order to formally issue the Default Preferred to Lender; and (b) the Default Preferred shall be deemed validly issued, fully paid, and non-assessable, and Lender shall be deemed the holder of record of the Preferred Stock, and entitled to all rights and preferences by virtue thereof, as of the date of the occurrence of such Event of Default. In the event Borrower fails to immediately make such filings or take any other action required in order for Lender to be issued and be deemed the holder of the Default Preferred as of the date of the occurrence of the Event of Default, then the Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Borrower’s duly authorized agent and attorney-in-fact for the Borrower for the purposes of make any and all required filings, authorizing and instructing the Transfer Agent, and otherwise undertake any other required actions to have the Default Preferred issued to Lender and have the Lender become the owner of record of the Default Preferred as of the date of the occurrence of the Event of Default. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as the Lender has the right to receive the Default Preferred. In this regard, the Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Borrower’s irrevocable authority for Lender and Transfer Agent to issue the Default Preferred to Lender and have the Lender become the owner of record of the Default Preferred as of the date of the occurrence of the Event of Default, without any further instructions, orders or confirmations from the Borrower. In addition, the Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Borrower of any provision of the Section 6.3, the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of the Borrower’s obligations under this Sections 6.3 by the Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section. Upon Borrower’s compliance with the terms of Section 10.22 hereof, any right of Lender to receive the Default Preferred shall terminate, and Borrower shall have the right to cancel the authorization of the creation of the Default Preferred.

7.	REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.

To induce Lender to make the Loans, the Credit Parties make the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Revolving Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1           Subsidiaries. A list of all of the Borrower’s Subsidiaries and each of the Corporate Guarantor’s Subsidiaries are listed on Schedule 7.1 hereto. All of such Subsidiaries are wholly-owned Subsidiaries of the Borrower or the Corporate Guarantor, as applicable, and except for such Subsidiaries as listed on Schedule 7.1, no Borrower or Corporate Guarantor has any Control over, any other Person.

7.2           Borrower Organization and Name. Each Credit Party (other than the Individual Guarantors) is a corporation, limited liability company, or other form of legally recognized entity, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the full power and authority and all necessary Permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Each Credit Party (other than the Individual Guarantors) is duly qualified to transact business and is in good standing as a foreign corporation, company or other entity in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification. The exact legal names of each of the Credit Parties is as set forth in the first paragraph of this Agreement, and the Credit Parties do not currently conduct, nor have the Credit Parties conducted, during the last five (5) years, business under any other name or trade name.

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7.3           Authorization; Validity. Each Credit Party has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Credit Parties, their respective board of directors, stockholders, members, managers, partners, or any other Person is necessary or required by the Credit Parties to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Credit Parties’ articles of incorporation, bylaws, operating agreement, partnership agreement, or other governing documents. All necessary and appropriate action has been taken on the part of the Credit Parties to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Credit Parties do not know of any reason why the Credit Parties cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

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7.4           Capitalization. The authorized capital stock or other capitalization of each Credit Party (other than the Individual Guarantors), as applicable, is as set forth in Schedule 7.4(a) attached hereto. Schedule 7.4(a) shall specify, for each Credit Party, the total number of authorized shares of capital stock or other securities (or functional equivalents thereof in the applicable jurisdiction), and of such authorized shares or securities, the number which are designated as Common Stock, the number designated as preferred stock (the “Preferred Stock”), or any other applicable designations. Schedule 7.4(a) shall also specify, for each Credit Party, as applicable, as of the date hereof, the number of shares of Common Stock issued and outstanding and the number of shares of Preferred Stock issued and outstanding, or, if applicable, the number and classes of other securities issued and outstanding, and the names and amounts of such stock other securities owned by each Person who is a stockholder or owner of other securities in any Credit Party. All of the outstanding shares of capital stock or other securities of each Credit Party are validly issued, fully paid and non-assessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares or other securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the date of this Agreement, no shares of capital stock or other securities of any Credit Party are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by any Credit Parties. The Common Stock is currently quoted by the Principal Trading Market on the Pink Sheets under the trading symbol “TAER”. The Borrower has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Borrower has maintained all requirements on its part for the continuation of such quotation. Except for the securities to be issued pursuant to this Agreement, and except as set forth in Schedule 7.4(b), as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other securities of any Credit Party, or contracts, commitments, understandings or arrangements by which any Credit Party is or may become bound to issue additional shares of capital stock or other securities of any Credit Party, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other securities of any Credit Party; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing Funded Indebtedness of any Credit Party, or by which any Credit Party is or may become bound; (iii) there are no outstanding registration statements with respect to any Credit Party or any of its securities and there are no outstanding comment letters from any Governmental Authority with respect to any securities of any Credit Party; (iv) there are no agreements or arrangements under which any Credit Party is obligated to register the sale of any of its securities under the Securities Act or any other laws of any Governmental Authority; (v) there are no financing statements or other security interests or Liens filed with any Governmental Authority securing any obligations of any Credit Party, or filed in connection with any assets or properties of any Credit Party; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of any Credit Party which contain any redemption or similar provisions, and there are no contracts or agreements by which any Credit Party is or may become bound to redeem a security of any Credit Party. Borrower has furnished to the Lender true, complete and correct copies of, as applicable, each Credit Parties’ respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar organizational and governing documents. Except for the documents delivered to Lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of any Credit Party.

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7.5           No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Revolving Note, will not: (i) constitute a violation of or conflict with the any Credit Parties’ respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar governing or organizational documents; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which any Credit Party is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Credit Party or any of its assets. The Credit Parties are not in violation of any Credit Parties’ respective articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar governing or organizational documents, as applicable, and the Credit Parties are not in default or breach (and no event has occurred which with notice or lapse of time or both could put any Credit Party in default or breach) under, and the Credit Parties have not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Credit Party is a party or by which any property or assets of any Credit Party are bound or affected. No business of any Credit Party is being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, the Credit Parties are not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which any Credit Party is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

7.6           Issuance of Securities. The Advisory Fee Shares, and Series A Conversion Shares issued upon conversion of any Advisory Fee Shares, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Any shares issuable upon conversion of the Revolving Note, in accordance with the terms of the Revolving Note, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. The issuance of the Revolving Note, any shares issuable pursuant to the Revolving Note, the Advisory Fee Shares, and any shares issuable upon conversion of the Advisory Fee Shares, are and will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

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7.7           Compliance With Laws. The nature and transaction of the Credit Parties’ business and operations and the use of its properties and assets, including the Collateral or any real estate owned, leased, or occupied by the Credit Parties, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8           Environmental Laws and Hazardous Substances. Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all applicable Environmental Laws, the Credit Parties represent and warrant to Lender that, to the best knowledge of each of the Credit Parties: (i) the Credit Parties have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Credit Parties (whether or not owned by the Credit Parties) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Credit Parties comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any of same pending or, to Credit Parties’ knowledge, threatened; and (iv) the Credit Parties do not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9           Collateral Representations. No Person other than the Credit Parties, owns or has other rights in the Collateral, and the Collateral is valid and genuine Collateral, free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.10         Financial Statements. The Borrower has delivered to the Lender an unaudited consolidated Balance Sheet, Statement of Income, and Statement of Cash Flows for the period ending November 30, 2015 (collectively, together with any financial statements filed by the Borrower with the SEC, any Principal Trading Market, or any other Governmental Authority, if applicable, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly and accurately present in all material respects the consolidated financial position of the Credit Parties as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the best knowledge of the Credit Parties, no other information provided by or on behalf of the Credit Parties to the Lender, either as a disclosure schedule to this Agreement, or otherwise in connection with Lender’s due diligence investigation of the Credit Parties, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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7.11         Public Documents. The Common Stock of the Borrower is registered pursuant to Section 12 of the Exchange Act and the Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, the Principal Trading Market, or any other Governmental Authority, as applicable (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Public Documents”). The Borrower is current with its filing obligations with the SEC, the Principal Trading Market, or any other Governmental Authority, as applicable, and all Public Documents have been filed on a timely basis by the Borrower. The Borrower represents and warrants that true and complete copies of the Public Documents are available on the SEC website or the Principal Trading Market website, as applicable (www.sec.gov, or www.otcmarkets.com) at no charge to Lender, and Lender acknowledges that it may retrieve all Public Documents from such websites and Lender’s access to such Public Documents through such website shall constitute delivery of the Public Documents to Lender; provided, however, that if Lender is unable to obtain any of such Public Documents from such websites at no charge, as result of such websites not being available or any other reason beyond Lender’s control, then upon request from Lender, the Borrower shall deliver to Lender true and complete copies of such Public Documents. The Borrower shall also deliver to Lender true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the requirements of the Principal Trading Market that have been prepared but not filed with the Principal Trading Market as of the date hereof. None of the Public Documents, at the time they were filed with the SEC, the Principal Trading Market, or other Governmental Authority, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Public Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the Public Documents). As of their respective dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the Public Documents complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC and Principal Trading Market with respect thereto.

7.12         Absence of Certain Changes. Since the date of the most recent of the Financial Statements, none of the following have occurred:

(a)          There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)          Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Credit Parties other than in the Ordinary Course of Business of the Credit Parties.

7.13         Litigation and Taxes. There is no Proceeding pending, or to the best knowledge of the Credit Parties, threatened, against any Credit Party or its officers, managers, members, shareholders or other principals, or against or affecting any of its assets. In addition, there is no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting the Credit Parties, its business or assets. The Credit Parties have not received any material complaint from any Customer, supplier, vendor or employee. The Credit Parties have duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of the Credit Parties.

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7.14         Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and the Credit Parties are not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

7.15         ERISA Obligations. To the best knowledge of each of the Credit Parties, all Employee Plans of the Credit Parties meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate Governmental Authority. To the best knowledge of each of the Credit Parties, the Credit Parties have promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.16         Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could adversely affect the ability of the Credit Parties to perform its obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.17         Liabilities and Indebtedness of the Borrower. Except as set forth in Schedule 7.17, the Credit Parties do not have any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) liabilities and obligations incurred in the Ordinary Course of Business since the date of the last Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand and No/100 United States Dollars (US$10,000.00) or otherwise have a Material Adverse Effect.

7.18         Real Estate.

(a)          Real Property Ownership. Except for the Credit Party Leases and as otherwise disclosed in Schedule 7.18, Borrower does not own any Real Property.

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(b)          Real Property Leases. Except for ordinary leases for office space from which the Credit Parties conduct its business (the “Credit Party Leases”), the Credit Parties do not lease any other Real Property. With respect to each of the Credit Party Leases: (i) the Credit Parties have been in peaceful possession of the property leased thereunder and neither the Credit Parties nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by the Credit Parties or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the officers or directors of the Credit Parties which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Credit Party Leases, or any of them, or have a Material Adverse Effect. The Credit Parties have not violated nor breached any provision of any such Credit Party Leases, and all obligations required to be performed by the Credit Parties under any of such Credit Party Leases have been fully, timely and properly performed. The Credit Parties have delivered to the Lender true, correct and complete copies of all Credit Party Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Credit Parties have not received any written or oral notice to the effect that any of the Credit Party Leases will not be renewed at the termination of the term of such Credit Party Leases, or that the Credit Party Leases will be renewed only at higher rents.

7.19         Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Lender, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by any Credit Party which, if accepted, would create a Material Contract with any Credit Party. Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. To the best knowledge of each Credit Party, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any Lien, claim, charge or other encumbrance upon any of the assets or properties of any Credit Party. Further, no Credit Party has received any notice, nor does any Credit Party have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.20         Title to Assets. The Credit Parties have good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all Liens, claims, charges or other encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the assets and properties of each Credit Party are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

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7.21         Intellectual Property. The Credit Parties own or possess adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted (collectively, the “IP Rights”). All IP Rights, and any federal, state, local or foreign patent and trademark office, or functional equivalent thereof where any such IP Rights may be filed or registered, is set forth in Schedule 7.21. All of the IP Rights are owned by the Credit Parties, except for IP rights licensed by the Credit Parties, which licensed IP Rights are specifically outlined and described in Schedule 7.21. If any IP Rights are licensed by any Credit Party, the underlying license agreement or other agreement pursuant to which such IP Rights are licensed (collectively, the “License Agreements”), permits Lender to encumber such License Agreements without any further consent or approval of any other Person, including the underlying owner of such IP Rights, such that if there was an Event of Default and Lender foreclosed on all Collateral, Lender would have the right to use such IP Rights under the License Agreements, subject only to Lender’s obligation to comply with the terms of such License Agreements. The Credit Parties do not have any knowledge of any infringement by any Credit Party of any IP Rights of others, and, to the knowledge of the Credit Parties, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to any Credit Party’s knowledge, being threatened against, any Credit Party regarding IP Rights or other intellectual property infringement; and is the Credit Parties are not aware of any facts or circumstances which might give rise to any of the foregoing.

7.22         Labor and Employment Matters. The Credit Parties are not involved in any labor dispute or, to the knowledge of the Credit Parties, is any such dispute threatened. To the knowledge of the Credit Parties and its officers, none of the employees of any Credit Party is a member of a union and the Credit Parties believe that its relations with its employees are good. To the knowledge of the Credit Parties and its officers, the Credit Parties have complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.23         Insurance. The Credit Parties are each covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Credit Parties are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Credit Parties have complied with the provisions of such Insurance Policies. The Credit Parties have not been refused any insurance coverage sought or applied for and the Credit Parties do not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Credit Parties.

7.24         Permits. The Credit Parties possess all Permits necessary to conduct its business, and the Credit Parties have not received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Credit Parties are in full compliance with the respective requirements of all such Permits.

7.25         Lending Relationship. The Credit Parties acknowledge and agree that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that Borrower has not relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans.

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7.26         Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.27         Governmental Regulation. The Credit Parties are not, nor after giving effect to any Loan, will be, subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.28         Bank Accounts. Schedule 7.28 sets forth, with respect to each account of the Credit Parties with any bank, broker, Payment Processing Company, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.29         Places of Business. The principal place of business of each of the Credit Parties is set forth on Schedule 7.29 and the Credit Parties shall promptly notify Lender of any change in such location. The Credit Parties will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the Ordinary Course of Business of the Credit Parties; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of the Credit Parties.

7.30         Illegal Payments. Neither the Credit Parties, nor any director, officer, member, manager, agent, employee or other Person acting on behalf of the Credit Parties has, in the course of his actions for, or on behalf of, the Credit Parties: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.31         Related Party Transactions. Except for arm’s length transactions pursuant to which the Credit Parties make payments in the Ordinary Course of Business of the Credit Parties upon terms no less favorable than the Credit Parties could obtain from third parties, none of the officers, directors, managers, or employees of the Credit Parties, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of the Credit Parties (each a “Material Shareholder”), is presently a party to any transaction with the Credit Parties (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Credit Parties, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of Borrower or Material Shareholder is an officer, director, trustee or partner. There are no claims, demands, disputes or Proceedings of any nature or kind between the Credit Parties and any officer, director or employee of the Credit Parties or any Material Shareholder, or between any of them, relating to the Credit Parties.

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7.32         Internal Accounting Controls. The Credit Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.33         Brokerage Fees. There is no Person acting on behalf of the Credit Parties who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

7.34         Acknowledgment Regarding Lender’s Loans. The Credit Parties acknowledge and agree that Lender is acting solely in the capacity of an arm’s length lender with respect to this Agreement and the transactions contemplated hereby. The Credit Parties further acknowledge that Lender is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the making of the Loans hereunder by Lender. The Credit Parties further represent to Lender that the Credit Parties’ decision to enter into this Agreement has been based solely on the independent evaluation by the Credit Parties and its representatives.

7.35         Seniority. No Funded Indebtedness or other equity or debt security of the Credit Parties is senior to the Obligations in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

7.36         No General Solicitation. Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note.

7.37         No Integrated Offering. Neither the Credit Parties, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note under the Securities Act or any similar laws of any foreign jurisdiction, or cause this offering of such securities to be integrated with prior offerings by the Credit Parties for purposes of the Securities Act or any similar laws of any foreign jurisdiction.

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7.38         Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 8 below, no registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Revolving Note.

7.39         Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of the Credit Parties fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

7.40         Interpretation; Reliance; Survival. Each warranty and representation made by the Credit Parties in this Agreement or pursuant hereto, or in any other Loan Documents, is independent of all other warranties and representations made by the Credit Parties in this Agreement or pursuant hereto, or in any other Loan Documents (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation. Notwithstanding any investigation made by Lender or any of its agents or representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Lender as a result of such investigation or right of investigation, the Lender has the unqualified right to rely upon the representations and warranties made by the Credit Parties in this Agreement and in the Schedules attached hereto or pursuant hereto, or in any other Loan Documents. Each and every representation and warranty of the Credit Parties made herein, pursuant hereto, or in any other Loan Documents has been relied upon by Lender, and is material to the decision of the Lender to enter into this Agreement and to make the Loans contemplated herein. All representations and warranties of the Credit Parties made in this Agreement or pursuant hereto, or in any other Loan Documents, shall survive the Effective Date, the consummation of any Loans made hereunder, and any investigation, and shall be deemed and construed as continuing representations and warranties.

8.	REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Borrower, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1           Investment Purpose. Lender is acquiring the Revolving Note for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

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8.2           Accredited Investor Status. Lender is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

8.3           Reliance on Exemptions. Lender understands that the Revolving Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Borrower is relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4           Information. Lender has been furnished with all materials it has requested relating to the business, finances and operations of the Credit Parties and information deemed material by Lender to making an informed investment decision regarding the Revolving Note. Lender has been afforded the opportunity to ask questions of the Credit Parties and its management. Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender’s right to rely on the Credit Parties’ representations and warranties contained in Article 7 above or elsewhere in this Agreement or in any other Loan Documents. Lender understands that its investment in the Revolving Note involves a high degree of risk. Lender is in a position regarding the Credit Parties, which, based upon economic bargaining power, enabled and enables Lender to obtain information from the Credit Parties in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

8.5           No Governmental Review. Lender understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

8.6           Transfer or Resale. Lender understands that: (i) the Revolving Note has not been and is not being registered under the Securities Act or any other foreign or state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; or (B) such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; and (ii) neither the Credit Parties nor any other Person is under any obligation to register such securities under the Securities Act or any foreign or state securities laws or to comply with the terms and conditions of any exemption thereunder, except as otherwise set forth in this Agreement.

8.7           Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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8.8           Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note and is not prohibited from doing so.

8.9           No Legal Advice from Credit Parties. Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of the Credit Parties or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction; provided, however, the foregoing shall not modify, amend or affect Lender’s right to rely on the Credit Parties’ representations and warranties contained in Article 7 above or in any other Loan Documents.

9.	NEGATIVE COVENANTS.

9.1           Indebtedness. The Credit Parties shall not, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)          the Obligations;

(b)          endorsement for collection or deposit of any commercial paper secured in the Ordinary Course of Business of the Credit Parties;

(c)          obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate Proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)          obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business of the Credit Parties; provided that any fees or other sums, other than salary accrued in the Credit Parties’ Ordinary Course of Business, payable by the Credit Parties to any officer, director, member, manager, principal, or Material Shareholder, shall be fully subordinated in right of payment to the prior payment in full of the Obligations hereunder;

(e)          unsecured intercompany Funded Indebtedness incurred in the Ordinary Course of Business of the Credit Parties;

(f)          Funded Indebtedness existing on the Effective Date and set forth in the Financial Statements, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

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(g)          Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (vii) of the definition thereof not to exceed Fifty Thousand and No/100 United States Dollars (US$50,000.00) in the aggregate at any time;

(h)          Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(i)          Contingent Liabilities incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(j)          Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies; and

(k)          As may otherwise be approved by Lender in writing, such approval not to be unreasonably withheld.

9.2           Encumbrances. The Credit Parties shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Credit Parties, whether owned at the date hereof or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

9.3           Investments. The Credit Parties shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except following:

(a)          The stock or other ownership interests in a Subsidiary existing as of the Effective Date;

(b)          investments in direct obligations of the United States or any state in the United States;

(c)          trade credit extended by the Credit Parties in the Ordinary Course of Business of the Credit Parties;

(d)          investments in securities of Customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Customers;

(e)          investments existing on the Effective Date and set forth in the Financial Statements;

(f)          Contingent Liabilities permitted pursuant to Section 9.1; or

(g)          Capital Expenditures permitted under Section 9.5.

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9.4           Transfer; Merger. The Credit Parties shall not, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that the Credit Parties may:

(a)          sell or lease Inventory and Equipment in the Ordinary Course of Business of the Credit Parties;

(b)          upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of Borrower may merge with (so long as the Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to Borrower;

(c)          dispose of used, worn-out or surplus equipment in the Ordinary Course of Business of the Credit Parties;

(d)          discount or write-off overdue Accounts for collection in the Ordinary Course of Business of the Credit Parties;

(e)          sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the Ordinary Course of Business of the Credit Parties; and

(f)          grant Permitted Liens.

9.5           Capital Expenditures. Without Lender’s prior written consent, the Credit Parties shall not make or incur obligations for any Capital Expenditures.

9.6           Issuance of Stock. The Credit Parties shall not either directly or indirectly, issue or distribute any additional capital stock or other securities (including any securities convertible or exercisable into capital stock or other securities) of any Credit Party without the prior written consent of Lender, such consent not to be unreasonably withheld, except that Borrower may issue its capital stock or other securities without Lender’s prior approval (but subject to immediate notice of such issuance to Lender upon any such issuance): (i) in connection with any institutional capital raise pursuant to which Borrower is issuing any capital stock or other securities (including any securities convertible or exercisable into capital stock), but only if and to the extent that all of the outstanding Obligations hereunder shall be paid off in full directly from the proceeds of such capital raise (such payment of the Obligations to occur directly from the proceeds of such capital raise before such proceeds are paid to Borrower); (ii) upon the exercise of any warrants or stock options issued by Borrower prior to the Closing Date and disclosed on Schedule 7.4(a); (iii) options or other securities issued in connection with any employee stock option plan approved by an independent compensation committee of the board of directors comprised solely of disinterested and independent members; (iv) if the capital stock so issued is Common Stock issued under an effective registration statement filed on Form S-8 and used for payment of legitimate services actually provided to the Borrower in the Ordinary Course of Business; (v) upon the conversion of any convertible debt of the Borrower that is existing as of the Effective Date, but only so long as: (A) no Event of Default shall have occurred or be continuing under this Agreement or any other Loan Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default hereunder or thereunder; and (B) there is no Change in Control from any such issuances; or (vi) as required in connection with the documents underlying Borrower’s acquisition of certain assets of Demansys Energy, Inc.

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9.7           Distributions; Restricted Payments; Change in Management. The Credit Parties shall not: (i) purchase or redeem any shares of its capital stock or other securities, or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose, or make any distribution of any kind to its shareholders, partners, or members, make any distribution of its property or assets, or make any loans, advances or extensions of credit to, or investments in, any Persons, including such Credit Parties’ Affiliates, officers, directors, members, managers, principals, Material Shareholders, or employees, without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than as specifically permitted under the Use of Proceeds Confirmation and as otherwise permitted hereunder; (iii) increase the annual salary paid to any officers of the Credit Parties as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Lender; or (iv) add, replace, remove, or otherwise change any officers, managers, senior management positions or Persons with authority to bind the Credit Parties from the officers, managers, senior management positions, or other such Persons existing as of the Effective Date, unless approved by Lender in writing.

9.8           Use of Proceeds. The Credit Parties shall not use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender. In addition, the Credit Parties shall not use any portion of the proceeds of the Loans, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any Funded Indebtedness of the Credit Parties or any Affiliates thereof, except as specifically permitted under the Use of Proceeds Confirmation; (ii) to pay any taxes of any nature or kind that may be due by the Credit Parties or any Affiliates thereof; (iii) to pay any obligations or liabilities of any nature or kind due or owing to any managers, officers, directors, employees, members, principals, or Material Shareholders of the Credit Parties or any Affiliates thereof, incurred prior to the Effective Date. The Credit Parties shall only use the proceeds of the Loans (or any portion thereof) for the purposes set forth in a “Use of Proceeds Confirmation” to be executed by Borrower on the Effective Date, unless Borrower obtains the prior written consent of Lender to use proceeds of Loans for any other purpose, which consent may be granted or withheld by Lender in its sole and absolute discretion.

9.9           Business Activities; Change of Legal Status and Organizational Documents. The Credit Parties shall not: (i) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto; (ii) change its name, its type of organization, its jurisdictions of organization or other legal structure; or (iii) permit its articles of incorporation (including any certificates of designation, is applicable), bylaws, operating agreement, partnership agreement, certificate of organization or similar governing or organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

9.10         Transactions with Affiliates. The Credit Parties shall not enter into any transaction with any of its Affiliates, except in the Ordinary Course of Business of the Credit Parties and upon fair and reasonable terms that are no less favorable to the Credit Parties than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Credit Parties.

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9.11         Bank Accounts. The Credit Parties shall not maintain any bank, deposit or credit card payment processing accounts with any financial institution, or any other Person, for the Credit Parties or any Affiliate of the Credit Parties, other than the accounts of the Credit Parties listed in the attached Schedule 7.28, and other than the Lock Box Account established pursuant to this Agreement. Specifically, the Credit Parties shall not change, modify, close or otherwise affect the Lock Box Account or any of the other accounts listed in Schedule 7.28, without Lender’s prior written approval, which approval may be withheld or conditioned in Lender’s sole and absolute discretion.

10.	AFFIRMATIVE COVENANTS.

10.1         Compliance with Regulatory Requirements. Upon demand by Lender, Borrower shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.

10.2         Corporate Existence. The Credit Parties shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting.

10.3         Maintain Property. The Credit Parties shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Credit Parties shall permit Lender to examine and inspect such plant, properties and equipment, including any Collateral, at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default, Lender shall, at the Credit Parties’ expense, have the right to make additional inspections without providing advance notice.

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10.4         Maintain Insurance. The Credit Parties’ shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by the Credit Parties which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the date of the funding of any Loans under this Agreement, Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Credit Parties, shall identify Lender as sole/lender’s loss payee and as an additional insured. In the event the Credit Parties fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable. This insurance coverage: (i) may, but need not, protect the Credit Parties’ interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, the Credit Parties in connection with such property, including, but not limited to, the Collateral. The Credit Parties may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Credit Parties to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Credit Parties may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by the Credit Parties.

10.5         Tax Liabilities.

(a)          The Credit Parties shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Credit Parties or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)          Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes in connection with the execution of the Loan Documents.

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10.6         ERISA Liabilities; Employee Plans. The Credit Parties shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Credit Parties; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by the Credit Parties of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

10.7         Financial Statements. The Credit Parties shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of the Credit Parties as Lender may from time to time request or require, including, but not limited to:

(a)          If the Revolving Loan Maturity Date is extended beyond the original term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited consolidated financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b)          as soon as available, and in any event, within thirty (30) days after the close of each fiscal quarter, a copy of the quarterly unaudited consolidated financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President, Chief Executive Officer or Chief Financial Officer of Borrower; and

(c)          as soon as available, and in any event, within ten (10) days following the end of each calendar month, a consolidated cash flow report of the Borrower for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President, Chief Executive Officer or Chief Financial Officer of Borrower.

No change with respect to such accounting principles shall be made by the Credit Parties without giving prior notification to Lender. The Credit Parties represent and warrant to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Credit Parties in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Credit Parties and make extracts therefrom.

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Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

10.8         Additional Reporting Requirements. Borrower shall provide the following reports and statements to Lender as follows:

(a)          On or prior to the Effective Date, Borrower shall provide to Lender an income statement or profit and loss statement showing actual results of the Borrower’s consolidated operations for the prior twelve (12) months, as well as an income statement projection showing, in reasonable detail, the Borrower’s consolidated income statement projections for the twelve (12) calendar months following the Effective Date (the “Income Projections”). In addition, on the first (1st) day of every calendar month after the Effective Date, the Borrower shall provide to Lender a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Borrower to submit to Lender written explanations as to the nature and circumstances for the variance.

(b)          On the first (1st) day of every calendar month after the Effective Date, the Borrower shall provide to Lender a report comparing the use of the proceeds of the Revolving Loans set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Borrower to submit to Lender written explanations as to the nature and circumstances for the variance.

(c)          Borrower shall submit to Lender true and correct copies of all bank statements (and statements from any other depository accounts, brokerage accounts, or accounts with any Payment Processing Companies) received by the Credit Parties within five (5) days after the Credit Parties’ receipt thereof from its bank.

(d)          Promptly upon receipt thereof, Borrower shall provide to Lender copies of interim and supplemental reports, if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of the Credit Parties.

10.9         Aged Accounts/Payables Schedules. If Borrower requires draws from the facility contemplated hereby at least once a week, then Borrower shall, on the first (1st) and fifteenth (15th) day of each and every calendar month, deliver to Lender an aged schedule of the Accounts of the Credit Parties, listing the name and amount due from each Customer and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of Borrower. If, however, Borrower requires draws from the facility contemplated hereby less than once a week, then the aged schedule of Accounts required by the immediately preceding sentence shall be required to be delivered within five (5) days after the end of each consecutive calendar month during the term hereof. Borrower shall, within five (5) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of the Credit Parties, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of Borrower. If the Credit Parties engage in Point-of-Sale Transaction exclusively, the foregoing requirement to deliver an aged schedule of the Accounts of the Credit Parties shall not be applicable; provided, however, in such a circumstance, Lender may request, and the Credit Parties shall be obligated to deliver to Lender, any other reports or schedules as Lender may require or request from time to time to evidence or confirm the Point-of-Sale Transactions.

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10.10         Failure to Provide Reports. If at any time during the term of this Agreement, Borrower shall fail to timely provide any reports required to be provided by any Credit Party to Lender under this Agreement or any other Loan Document, in addition to all other rights and remedies that Lender may have under this Agreement and the other Loan Documents, Lender shall have the right to require, at each instance of any such failure, upon written notice to Borrower, that the Borrower redeem 2.5% of the aggregate amount of the Advisory Fee then outstanding, which cash redemption payment shall be due and payable by wire transfer of Dollars to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

10.11         Covenant Compliance. Borrower shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrower with the covenants therein, and certified as accurate by the President or Chief Executive Officer of the Borrower.

10.12         Continued Due Diligence/Field Audits. Borrower acknowledges that during the term of this Agreement, Lender and its agents and representatives undertake ongoing and continuing due diligence reviews of the Credit Parties and its business and operations. Such ongoing due diligence reviews may include, and the Credit Parties do hereby allow Lender, to conduct site visits and field examinations of the office locations of the Credit Parties and the assets and records of the Credit Parties, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion. In this regard, in order to cover Lender’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Lender may undertake from time to time while this Agreement is in effect, the Borrower shall pay to Lender, within five (5) Business Days after receipt of an invoice or demand therefor from Lender, a fee of up to Ten Thousand and No/100 Dollars (US$10,000.00) per year (based on four (4) expected field audits and ongoing due diligence of Two Thousand Five Hundred and No/100 Dollars (US$2,500.00) per audit) to cover such ongoing expenses. Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Loan Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Lender may conduct site visits, field examinations and other ongoing reviews of the Credit Parties’ records, assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of Borrower.

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10.13         Notice and Other Reports. Borrower shall provide prompt written notice to Lender if at any time the Credit Parties fail to comply with any of the covenants in Section 11 herein. In addition, Borrower shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14         Collateral Records. The Credit Parties shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by the Credit Parties indicating that Lender has a Lien in such Chattel Paper.

10.15         Notice of Proceedings. Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Credit Parties, give written notice to Lender of all threatened or pending actions, suits, and Proceedings before any Governmental Agency or other administrative agency, or before or involving any other Person, which may have a Material Adverse Effect.

10.16         Notice of Default. Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17         Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Credit Parties or any Subsidiary or Affiliate of the Credit Parties, the Credit Parties shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Credit Parties shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Credit Parties of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.18         Subsidiaries. Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Credit Parties following the date hereof, within five (5) Business Days of such event, shall become an additional the Credit Party hereto, and the Borrower shall take any and all actions necessary or required by Lender to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Lender shall require, including causing such party to execute those documents contained in Section 3.21 hereof.

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10.19         Reporting Status; Listing. So long as this Agreement remains in effect, and for so long as Lender owns, legally or beneficially, any of the Advisory Fee Shares or other shares of Common Stock, the Borrower shall: (i) file in a timely manner all reports required to be filed with the Principal Trading Market, and, to provide a copy thereof to the Lender promptly after such filing; (ii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Advisory Fee Shares and other shares of the Borrower’s Common Stock issuable to Lender under any Loan Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Borrower shall comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market and governmental authorities, as applicable. The Borrower shall promptly provide to Lender copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

10.20         Rule 144. With a view to making available to Lender the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Lender to sell the Advisory Fee Shares or other shares of Common Stock issuable to Lender under any Loan Documents to the public without registration, the Borrower represents and warrants that Borrower is not an issuer defined as a “Shell Company” (as hereinafter defined). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144. In addition, so long as Lender owns, legally or beneficially, any securities of Borrower, Borrower shall, at its sole expense:

(a)          Make, keep and ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144, is publicly available;

(b)          furnish to the Lender, promptly upon reasonable request: (A) a written statement by Borrower that it has complied with the reporting requirements of Rule 144; and (b) such other information as may be reasonably requested by Lender to permit the Lender to sell any of the Advisory Fee Shares or other shares of Common Stock acquired hereunder or under the Revolving Notes pursuant to Rule 144 without limitation or restriction; and

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(c)          promptly at the request of Lender, give Borrower’s Transfer Agent instructions to the effect that, upon the Transfer Agent’s receipt from Lender of a certificate (a “Rule 144 Certificate”) certifying that Lender’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Advisory Fee Shares or shares of Common Stock issuable upon conversion of the Revolving Note which Lender proposes to sell (or any portion of such shares which Lender is not presently selling, but for which Lender desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than the required holding period pursuant to Rule 144, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from Borrower or its counsel (or from Lender and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Lender or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Lender’s request, Borrower shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Lender of any Securities Being Sold, Borrower shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, all at Borrower’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Lender in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Lender, shall be paid by Borrower, and if not paid by Borrower, the Lender may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by Borrower to Lender immediately upon demand therefor, and all such amounts advanced by the Lender shall be additional Obligations due under this Agreement and the Revolving Note and secured under the Loan Documents. In the event that the Borrower and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Borrower’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, transfer or re-issue any such Securities Being Sold as instructed by Lender and its counsel.

10.21         Reservation of Shares. Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Revolving Note and the Series A Preferred Stock in accordance with their terms (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Revolving Note and the Series A Preferred Stock then outstanding, Borrower shall increase the Share Reserve accordingly. If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized. Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

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10.22         Release of Hitachi UCC’s. The Credit Parties shall: (i) cause the Hitachi UCC’s to be released and terminated of record; or (ii) cause the assets acquired by Tarsier from Demansys Energy, Inc. to be released from the Hitachi UCC’s (the “Hitachi UCC Actions”), within ninety (90) days after the Effective Date (the “Hitachi Release Date”), and provide evidence thereof to Lender, by no later than the Hitachi Release Date, in the form of file-stamped UCC-3 Financing Statements acceptable to Lender filed in the appropriate jurisdictions; provided, however, in the event the Credit Parties fail to cause either one of the Hitachi UCC Actions to occur by the Hitachi Release Date, such failure shall not be deemed an Event of Default hereunder, but only so long as: (A) the Credit Parties continue to use their best efforts after the Hitachi Release Date to cause one of the Hitachi UCC Actions to occur; and (B) no Person takes, prosecutes, participates in, or exercises, or commences to take, prosecute, participate in, or exercise, in any administrative, legal or equitable action, or any other right or remedy, with respect to the debt giving rise to the Hitachi UCC’s against any assets or property of Credit Parties, or any one of them; it being agreed and acknowledged that if the Credit Parties fail to cause either of the Hitachi UCC Actions to occur by the Hitachi Release Date, and thereafter either one of the events in subsections (A) or (B) of this Section 10.22 shall be breached, then same shall be an immediate Event of Default hereunder.

11.	FINANCIAL COVENANTS.

11.1         Revenue Covenant. For each calendar quarter while this Agreement remains in effect, the Credit Parties shall have sales revenues for such calendar quarter that are not less than seventy-five percent (75%) of the sales revenues shown for the corresponding calendar quarter on the most recent of the Financial Statements (i.e. comparing third quarter results to the prior years’ third quarter results).

12.	EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind (except as specifically provided in this Agreement), shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

12.1         Nonpayment of Obligations. Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

12.2         Misrepresentation. Any written warranty, representation, certificate or statement of the Credit Parties in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

12.3         Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12), which failure to perform or default in performance continues for a period of ten (10) days after any Credit Party receives notice from Lender of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s reasonable discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

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12.4         Default under Loan Documents. Any failure to perform or default in the performance by any Credit Party that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

12.5         Default under Other Obligations. Any default by Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on any Credit Party.

12.6         Assignment for Creditors. Any Credit Party makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Credit Parties is applied for or appointed, and in the case of such trustee being appointed in a Proceeding brought against any of the Credit Parties, the Credit Parties, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

12.7         Bankruptcy. Any Proceeding involving any of the Credit Parties, is commenced by or against any of the Credit Parties under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such Proceeding being instituted against any of the Credit Parties: (i) the Credit Parties, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such Proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

12.8         Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of any of the Credit Parties, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

12.9         Material Adverse Effect. A Material Adverse Effect shall occur.

12.10         Change in Control. Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of the Credit Parties (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, the Credit Parties provide Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control, and such individual or individuals shall be acceptable to Lender, in Lender’s sole discretion.

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12.11         Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Credit Parties to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

12.12         Adverse Change in Financial Condition. The determination in good faith by Lender that a material adverse change has occurred in the financial condition or operations of the any of the Credit Parties, or the Collateral, which change could have a Material Adverse Effect, or otherwise adversely affect the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement, or the prospect of repayment of all Obligations.

12.13         Adverse Change in Value of Collateral. The determination in good faith by Lender that the security for the Obligations is or has become inadequate.

12.14         Prospect of Payment or Performance. The determination in good faith by Lender that the prospect for payment or performance of any of the Obligations is impaired for any reason.

12.15         Lock Box Account.  (i) The determination in good faith by the Lender that there has been a failure to perform or default in the performance by a Credit Party of Section 2.1(e) of this Agreement; or (ii) the failure of the Borrower to cause sufficient funds to be on deposit in the Lock Box Account to permit the Lender to withdraw payments at any such time payments are due to Lender by Borrower pursuant hereto.

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13.	REMEDIES.

(a)          Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, “Assignment for Creditors”, or Section 12.7, “Bankruptcy”, all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender. The Credit Parties hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of the Credit Parties or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

(b)          No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Credit Parties agree that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(c)          Upon each occurrence of a default or an Event of Default pursuant to Section 12.15, in addition to any other rights or remedies the Lender may have under the Loan Documents or applicable law, the Lender shall have the right, but not the obligation, to cause the Borrower to pay to Lender a penalty in cash in an amount equal to ten percent (10%) of the outstanding amount of the Obligations as of the time of each said default or Event of Default.  The penalty provided in this Section 13(c) shall be applied and be added to the Obligations: (i) upon the occurrence of each single default or Event of Default pursuant to Section 12.15 and; (ii) in the event that any single default or Event of Default continues for a period of longer than thirty (30) days, the penalty provided in this Section shall be immediately applied upon the expiration of each subsequent thirty (30) day period and shall continue to be applied upon the expiration of each subsequent thirty (30) day period until such default or Event of Default is cured by the Borrower to the satisfaction of the Lender, in its sole discretion.  In connection with the penalty described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief with respect to causing Borrower to comply with the terms and conditions of Section 2.1(e).

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14.	MISCELLANEOUS.

14.1         Obligations Absolute. None of the following shall affect the Obligations of the Credit Parties to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)          acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)          release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrower);

(c)          release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d)          failure of Lender to resort to any other security or to pursue the Credit Parties or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2         Entire Agreement. This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the Credit Parties and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Credit Parties and Lender. No promises, either expressed or implied, exist between the Credit Parties and Lender, unless contained herein or in the Loan Documents. This Agreement and the Loan Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

14.3         Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Credit Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4         WAIVER OF DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.5         WAIVER OF JURY TRIAL. LENDER AND CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND CREDIT PARTIES ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

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14.6         MANDATORY FORUM SELECTION.  TO INDUCE LENDER TO MAKE THE LOANS, CREDIT PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, LENDER MAY, AT LENDER’S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY (OR TO ANY OTHER JURISDICTION OR VENUE, IF LENDER SO ELECTS), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER, AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

14.7         Usury Savings Clause. Notwithstanding any provision in this Agreement or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Agreement or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Agreement, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Agreement immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Borrower do not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Agreement greater than the highest non-usurious rate of interest which may be charged under applicable law.

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14.8         Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Note, any Loan Documents, the Obligations, or any part thereof, and transfer Lender’s rights in any or all of the Collateral, all without the Credit Parties’ consent or approval, and Lender thereafter shall be relieved from all liability with respect to such instrument or Collateral so transferred. In addition, Lender may at any time sell one or more participations in the Loans, all without the Credit Parties’ consent or approval. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion. This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives, successors and permitted assigns. All references herein to a Credit Party shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Borrower” or “Credit Party” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.9         Confidentiality. Each of the Credit Parties shall keep confidential any information obtained from Lender (except information publicly available or in Credit Parties’ domain prior to disclosure of such information from Lender, and except as required by applicable laws) and shall promptly return to the Lender all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.10         Publicity. Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Credit Parties; provided, however, that the Credit Parties shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Credit Parties shall use its best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.

14.11         Binding Effect. This Agreement shall become effective upon execution by the Credit Parties and Lender.

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14.12         Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 14.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in, and shall be deemed to be contracts made under and governed by, the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions of such State. The governing law provisions of this Section 14.12 are a material inducement for Lender to enter into this Agreement, and the Borrower hereby agrees, acknowledges and understands that the Lender would not have entered into this Agreement, nor made or provided the Loans, without the full agreement and consent of the Credit Parties, with full knowledge and understanding, that except in the case of the Mandatory Forum Selection Clause in Section 14.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement, and each of the Loan Documents, shall be governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions. In this regard, each of the Credit Parties hereby acknowledges that it has reviewed this Agreement and all Loan Documents, and specifically, this Section 14.12, with competent counsel selected by the Credit Parties, and in that regard, each of the Credit Parties fully understands the choice of law provisions set forth in this Section. In addition, each of the Credit Parties agrees, and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Agreement and the other Loan Documents with and through its counsel, and that the Credit Parties have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Agreement and the other Loan Documents in a manner that is acceptable to the Credit Parties. Moreover, because of the material nature of this choice of law provision in inducing Lender to enter into this Agreement and to make the Loans to the Credit Parties, each of the Credit Parties hereby fully and absolutely waives any and all rights to make any claims, counterclaims, defenses, to raise or make any arguments (including any claims, counterclaims, defenses, or arguments based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith), or to otherwise undertake any litigation strategy or maneuver of any nature or kind that would result in, or which otherwise seeks to, invalidate this choice of law provision, or that would otherwise result in or require the application of the laws of any other State other than the State of Nevada in the interpretation or governance of this Agreement or any other Loan Documents (except for the Mandatory Forum Selection clause in Section 14.6 hereof). Each of the Credit Parties has carefully considered this Section 14.12 and has carefully reviewed its application and effect with competent counsel, and in that regard, fully understands and agrees that Lender would not have entered into this Agreement, nor made the Loans, without the express agreement and acknowledgement of each of the Credit Parties to this choice of law provision, and the express waivers set forth herein.

14.13         Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.14         Survival of Borrower’s Representations. All covenants, agreements, representations and warranties made by the Credit Parties herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as the Credit Parties have fulfilled all of its Obligations to Lender, and Lender has been indefeasibly paid in full. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

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14.15         Extensions of Lender’s Commitment and the Revolving Note. This Agreement shall secure and govern the terms of any extensions or renewals of Lender’s commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrower, consented and agreed to by the Guarantors, and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.16         Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by the Credit Parties of each covenant, agreement, provision and term of this Agreement.

14.17         Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature of this Agreement or any other Loan Documents is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof. Notwithstanding the foregoing, Lender shall not be obligated to accept any document or instrument signed by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file as an original, and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such document executed by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file.

14.18         Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, overnight delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.  The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances:

If to any Credit Party:	Tarsier Ltd.
475 Park Avenue South, 30th Floor
New York, New York 10016
	Attention:	Ike Sutton, CEO
	E-Mail:	isutton@tarsierltd.com

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With a copy to:	Westerman Ball Ederer Miller Zucker & Sharfstein, LLP
1201 RXR Plaza
Uniondale, NY 11556
Attention: Alan Ederer, Esq.
E-Mail: aederer@westermanllp.com

If to the Lender:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169
	Attention:	Robert Press, Director
	E-Mail:	bpress@tcaglobalfund.com

With a copy to:	TCA Global Credit Master Fund, LP
19950 W. Country Club Dr., First Floor
Aventura, FL 33180
Attention: Robert Press, Director
E-Mail: bpress@tcaglobalfund.com

With a copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, FL 33487
	Attention:	David Kahan, Esq.
	E-Mail:	david@dkpalaw.com

14.19         Indemnification. As a material inducement for Lender to enter into this Agreement, the Credit Parties agree to defend, protect, indemnify and hold harmless Lender, and its parent companies, Subsidiaries, Affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, partners, employees, and representatives, and the predecessors, successors, assigns, personal representatives, heirs and executors of each of them (including those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel and paralegals for each Lender Indemnitee thereto throughout all trial and appellate levels, bankruptcy Proceedings, mediations, arbitrations, administrative hearings and at all other levels and tribunals), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract, tort, or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Credit Parties shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

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14.20         Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Credit Party hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue the Lender Indemnitees, and each one of them, from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, Proceedings, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Effective Date, including any and all claims relating to or arising out of any financing transactions, credit facilities, notes, debentures, security agreements, and other agreements, including each of the Loan Documents, entered into by the Credit Parties with Lender and any and all claims that the Credit Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.21         Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

14.22         Compliance with Federal Law. The Credit Parties shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Credit Parties is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended. As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

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14.23         Consents. With respect to any provisions of this Agreement or any other Loan Documents which require the consent or approval of Lender, unless expressly otherwise provided in any such provision, such consent or approval may be granted, conditioned, or withheld by Lender in its sole and absolute discretion. In any event, when any consent or approval of Lender is required under this Agreement or any other Loan Documents, the Credit Parties shall not be entitled to make any claim for, and the Credit Parties hereby expressly waives any claim for, damages incurred by the Credit Parties by reason of Lender’s granting, conditioning or withholding any such consent or approval, and the Credit Parties’ sole and absolute remedy with respect thereto shall be an action for specific performance. To the extent any consent or approval is given by Lender under any provision hereunder or under any other Loan Documents, such consent or approval shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future consent or approval, and any such consent or approval shall not impose any liability or warranty obligation on the Lender.

14.24         Non-U.S. Status. THE LENDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

14.25         Escrow for Future Acquisitions.

(a)          On the Effective Date, the transactions contemplated by this Agreement, and the funding of the initial Revolving Loan hereunder, shall be closed, but certain proceeds thereof shall be withheld in escrow and disbursed only as set forth in this Section 14.25 and Section 14.26 below. In this regard, on the Effective Date, all fees, payments, disbursements, and expenses payable from the proceeds of the initial Revolving Loan hereunder shall be fully earned and paid and disbursed to the appropriate parties pursuant to the Settlement Statement and Joint Disbursement Instructions to be executed by Borrower and Lender on the Effective Date; provided, however, Four Million Six Hundred Thousand Dollars ($4,600,000) of the initial Revolving Loan (the “Withheld Amount”) shall be withheld and retained by Lender or by Lender’s counsel, David Kahan, P.A. (“Escrow Agent”), and shall only be released and disbursed in accordance with the terms and provisions set forth in this Section 14.25 and Section 14.26 below. The Credit Parties and Lender agree and acknowledge that interest hereunder shall not accrue on the Withheld Amount, unless and until the Withheld Amount, or any portion thereof, shall be released and disbursed to Borrower hereunder (or on Borrower’s behalf), and in such event, interest shall commence to accrue on that portion of the Withheld Amount so released and disbursed from the date of such disbursement.

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(b)          It is the intention of the Borrower to undertake and complete certain acquisitions after the Effective Date (in each case, an “Acquisition,” and collectively, the “Acquisitions”), and to use the Withheld Amount, or portions thereof, in connection with such Acquisitions. In this regard, once an Acquisition is identified by Borrower, and Borrower has definitive and binding agreements in place for the Acquisition, Borrower shall deliver to Lender all information regarding the Acquisition that Lender may reasonably request or require, including all information regarding the amount and type of current and historical Receipts, Eligible Accounts, Collateral, and the overall business and operations of the company being acquired (the “Acquisition Materials”). In the event the Lender requires additional information beyond the Acquisition Materials initially delivered to Lender, then Lender agrees to notify Borrower of the need for such additional information within five (5) Business Days of Lender’s receipt of the initial Acquisition Materials. Lender shall provide to Borrower reasonable detail as to what additional Acquisition Materials are required by Lender in order for it to review same and determine whether or how much of the Withheld Amount to disburse as hereinafter set forth. Once Lender receives a complete set of Acquisition Materials, then Lender shall, within ten (10) Business Days after receipt of the complete set of Acquisition Materials, notify Borrower in writing as to what portion of the Withheld Amount Lender is willing to disburse, based on the Acquisition Materials, and any conditions to the release of such portion of the Withheld Amount. Lender’s decision as to what portion of the Withheld Amount to release shall be made by Lender in its sole, but reasonably exercised discretion, based on the payment and compliance history of the Credit Parties as of such date, and Lender’s then existing underwriting criteria. Without in any manner limiting Lender’s discretion in determining if and what portion of the Withheld Amount to disburse in connection with an Acquisition per the immediately preceding sentence, Lender’s decision to disburse the Withheld Amount, or any portion thereof, in connection with any Acquisition may be conditioned, in Lender’s sole discretion, upon Lender receiving, from the Borrower and/or from the law firm or counsel handling the closing of the Acquisition (the “Closing Attorney”): (i) a written confirmation from the Closing Attorney in form and substance acceptable to Lender, stating and confirming that the Acquisition is “Ready to Close” (as hereinafter defined); (ii) a copy of the final closing statement for the Acquisition, showing the net amount payable to any Person receiving any portion of the Withheld Amount as part of the consideration for the Acquisition; (iii) copies of fully executed documents from the Acquisition as may be requested by Lender’s counsel; and (iv) all documents and other items required to be executed, completed and delivered by any of the Credit Parties in accordance with Section 3.21 above. For purposes of this Section 14.25, the term “Ready to Close” shall mean, with respect to an Acquisition, that all documents relating to the Acquisition have been fully and finally executed by all applicable parties thereto, and all other terms and conditions of any nature or kind to closing on the Acquisition have been fully satisfied and performed, other than payment of the purchase price for such Acquisition to the sellers. Notwithstanding anything contained herein to the contrary, in no event shall Lender have any obligation to release any portion of the withheld Amount unless and until the Credit Parties have complied with their obligations under Section 10.22 above.

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(c)          Upon: (i) receipt by Escrow Agent of the items required by Section 14.25(b) above, and any other items or conditions required by Lender; (ii) receipt by Escrow Agent of written approval and authorization by Lender to disburse the Withheld Amount, or any portion thereof (and a written direction from Lender as to the portion of the Withheld Amount to be disbursed); and (iii) provided no Event of Default has occurred or is continuing under this Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Documents, Escrow Agent shall disburse the Withheld Amount, or applicable portion thereof, in accordance with Lender’s written disbursement authorization applicable thereto. Until the Withheld Amount is fully disbursed to the applicable Persons in accordance with this Section 14.25, the entire Withheld Amount held by Escrow Agent from time to time shall be additional security for all Obligations of the Credit Parties to Lender under this Agreement and all other Loan Documents, and be secured by the Security Agreements and other applicable Loan Documents, and in that regard, in the event, prior to disbursement of the Withheld Amount in full as hereby contemplated, if an Event of Default shall occur under this Agreement or any other Loan Documents, then notwithstanding anything to the contrary contained in this Section 14.25, the Lender may, in its sole discretion, direct the Escrow Agent to disburse the Withheld Amount, or any portion thereof then in Escrow Agent’s possession, to Lender to be applied against the Obligations hereunder.

14.26         Matters Relating to Escrow Agent.

(a)          The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Escrow Agent agrees to hold the Withheld Amounts (the “Escrowed Property”) in a non-interest bearing account and to release same only in accordance with the terms and conditions set forth in this Agreement and only upon a written direction from Lender.

(b)          The Escrow Agent may act in reliance upon any writing or instrument (including e-mail) or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow or given to Escrow Agent under this Agreement, nor as to the identity, authority, or right of any Person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(c)          Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, and Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property other than property actually received by Escrow Agent. If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof. Escrow Agent shall not be liable for failure of any financial institution where the Escrowed Property is deposited.

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(d)          In the event instructions from Lender, any Credit Parties, or any other Person would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement. The Credit Parties and Lender, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, actions, liabilities, costs and other expenses of any nature or kind, which it may incur or with which it may be threatened, directly or indirectly, including all attorneys’ fees and costs of litigation, arising from or in any way connected with this Agreement or which may result from Escrow Agent’s following of instructions from Lender in accordance with this Agreement, except those arising as a result of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys’ fees, court costs and all other costs and expenses arising from any such claims or expenses, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between the Lender and the Credit Parties, or any other Person, as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Except for the obligation of the Credit Parties to pay for or otherwise reimburse Escrow Agent for indemnification, attorneys’ fees, court costs and all other costs and expenses arising from any such claims or expenses, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between the Lender and the Credit Parties, or any other Person, as set forth in this Section 14.26, the Escrow Agent shall not charge any fees solely for serving as Escrow Agent hereunder.

(e)          In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Lender, the Credit Parties or from any other Person with respect to the Escrowed Property, which, in Escrow Agent’s sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Lender and the Credit Parties and said other Persons, if any, or by a final order or judgment of a court of competent jurisdiction. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Lender and the Credit Parties for all costs, including reasonable attorneys’ fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Escrowed Property in its possession to the registry of the appropriate court; or (ii) disburse the Escrowed Property in its possession in accordance with the court’s ultimate disposition of the case, and Lender and the Credit Parties hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys’ fees and court costs at all trial and appellate levels.

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(f)          The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Credit Parties and Lender) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(g)          The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed by the Lender and Credit Parties within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(h)          Conflict Waiver. The Credit Parties hereby acknowledge that the Escrow Agent is counsel to the Lender in connection with the transactions contemplated and referred herein. The Credit Parties agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Lender and the Credit Parties will not seek to disqualify such counsel and waives any objection the Credit Parties might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement. The Lender and the Credit Parties acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement as of the date first above written.

BORROWER:

TARSIER LTD., a Delaware corporation

By:	/s/ Isaac H. Sutton
Name:
Title:

STATE OF ____________  )

SS.

COUNTY OF ____________  )

The foregoing instrument was acknowledged before me this ___ day of ___________, 2016 by _________________, who is the _________________ of Tarsier Ltd., on behalf of such entity. He/She is personally known to me or has produced __________________________ as identification.

My Commission Expires:

Notary Public

Name of Notary typed or printed

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

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CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing senior secured revolving credit facility agreement as a “Corporate Guarantor,” hereby consents and agrees to said senior secured revolving credit facility agreement and to the payment of the amounts contemplated therein, documents contemplated thereby, representations and warranties made therein, and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said senior secured revolving credit facility agreement to the same extent as if the undersigned were a party to said senior secured revolving credit facility agreement.

CORPORATE GUARANTOR:

TARSIER SYSTEMS LTD., a New York corporation

By:	/s/ Isaac H. Sutton
Name:
Title:

STATE OF ____________  )

SS.

COUNTY OF ____________  )

The foregoing instrument was acknowledged before me this ___ day of ___________, 2016 by _________________, who is the _________________ of Tarsier Systems Ltd., on behalf of such entity. He/She is personally known to me or has produced __________________________ as identification.

My Commission Expires:

Notary Public

Name of Notary typed or printed

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INDEX OF EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Guaranty (Corporate)
Exhibit C	Form of Irrevocable Transfer Agent Instructions
Exhibit D	Form of Pledge Agreement
Exhibit E	Form of Revolving Note
Exhibit F-1	Form of Security Agreement (Borrower)
Exhibit F-2	Form of Security Agreement (Subsidiary/Guarantor)
Exhibit G	Form of Validity Certificate

INDEX OF SCHEDULES

Schedule 7.1	Subsidiaries
Schedule 7.4	Capitalization
Schedule 7.18	Real Property
Schedule 7.21	IP Rights
Schedule 7.28	Bank Accounts and Deposit Accounts
Schedule 7.29	Places of Business

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Exhibit A

Form of Compliance Certificate

84

Exhibit B

Form of Guaranty Agreement (Corporate)

85

Exhibit C

Form of Irrevocable Transfer Agent Instructions

86

Exhibit D

Form of Pledge Agreement

87

Exhibit E

Form of Revolving Note

88

Exhibit F-1

Form of Security Agreement – Borrower

89

Exhibit F-2

Form of Security Agreement – Subsidiaries

90

Exhibit G

Form of Validity Certificates

91

Schedule 7.1

Subsidiaries

92

Schedule 7.4

Capitalization

93

Schedule 7.18

Real Property

94

Schedule 7.21

IP Rights

95

Schedule 7.28

Bank Accounts and Deposit Accounts

96

Schedule 7.29

Places of Business

97